UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☑	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
ANTHERA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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25801 Industrial Boulevard, Suite B
Hayward, California 94545

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 9, 2010

The Annual Meeting of Stockholders of Anthera Pharmaceuticals, Inc. will be held on Friday, July 9, 2010 at 11:00 a.m. Pacific Daylight Time, at the offices of Goodwin Procter LLP, 135 Commonwealth Drive, Menlo Park, California, 94025, for the following purposes:

1. To elect two Class I directors, as nominated by the Board of Directors, to hold office until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To approve the Company’s Amended and Restated 2010 Stock Option and Incentive Plan, which amends the Company’s existing plan to increase the number of shares authorized for issuance thereunder by 200,000 shares;

3. To approve the Company’s 2010 Employee Stock Purchase Plan;

4. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Proposal 1 relates solely to the election of two Class I directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on May 28, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy over the Internet, by telephone or by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors
Anthera Pharmaceuticals, Inc.

Bradley A. Bugdanowitz
Secretary

Hayward, California
June 7, 2010

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. You are urged to vote either via the Internet or telephone, or to mark, sign and date and promptly return the proxy in the stamped return envelope provided with such materials. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF AMENDED AND RESTATED 2010 STOCK OPTION AND INCENTIVE PLAN
PROPOSAL 3 APPROVAL OF THE ANTHERA PHARMACEUTICALS, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 4 RATIFICATION OF AUDITORS
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

ANTHERA PHARMACEUTICALS, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
JULY 9, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies for use prior to or at the Annual Meeting of Stockholders (the “Annual Meeting”) of Anthera Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, to be held at 11:00 a.m. local time on Friday, July 9, 2010 and at any adjournments or postponements thereof for the following purposes:

•	To elect two Class I directors, as nominated by the Board of Directors, to hold office until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To approve the Company’s Amended and Restated 2010 Stock Option and Incentive Plan, which amends the Company’s existing plan to increase the number of shares authorized for issuance thereunder by 200,000 shares;

•	To approve the Company’s 2010 Employee Stock Purchase Plan;

•	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at the offices of Goodwin Procter LLP, 135 Commonwealth Drive, Menlo Park, California 94025. The proxy statement and accompanying form of proxy will be mailed to stockholders on or about June 11, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 9, 2010

This proxy statement and the Company’s 2009 Annual Report are available electronically at www.proxyvote.com.

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on May 28, 2010 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on May 28, 2010, there were 22,312,870 shares of common stock issued and outstanding, which were held by approximately 275 holders of record.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present in person or represented by proxy) will constitute a quorum. We will appoint election inspectors for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Discretionary
Proposal	Vote Required	Voting Permitted?

Election of Directors	Plurality	No
Approval of Amended and Restated 2010 Stock Option and Incentive Plan	Majority	No
Approval of 2010 Employee Stock Purchase Plan	Majority	No
Ratification of Deloitte & Touche LLP	Majority	Yes

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on the election of directors.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One — Election of Directors.  If a quorum is present, the two director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “FOR” both nominees, “WITHHOLD” for both nominees or “WITHHOLD” for one nominee by specifying the name of such nominee on your proxy card. Withheld votes and broker non-votes will have no effect on the outcome of the election of directors.

All Other Proposals — Approval of the Amended and Restated 2010 Stock Option and Incentive Plan, Approval of the 2010 Employee Stock Purchase Plan and Ratification of Deloitte & Touche LLP as independent registered public accountants.  Approval of all proposals (other than the election of directors) requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on these proposals. If you abstain from voting on any of these matters, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposals.

We request that you vote your shares by proxy following the methods as instructed by the notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (1) the election of the Company’s nominees as directors; (2) the approval of the Amended and Restated 2010 Stock Option and Incentive Plan; (3) the approval of the 2010 Employee Stock Purchase Plan; (4) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010; and (5) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the notice of proxy materials. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Thursday, July 8, 2010. The notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Bradley A. Bugdanowitz, Secretary, c/o Anthera Pharmaceuticals, Inc., at the address of our principal executive offices at 25801 Industrial Boulevard, Suite B, Hayward, California 94545. Our telephone number is (510) 856-5600. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at the 2011 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than February 11, 2011 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting.

Our Amended and Restated Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than March 11, 2011 and no later than April 10, 2011. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. This year, the term of the directors in Class I, Messrs. Santel and Thompson, expires. Accordingly, two directors will be elected at the Annual Meeting. Our Board of Directors is currently comprised of eight members. If both of the nominees are elected at the Annual Meeting of Stockholders, the composition of our Board will be as follows: Class I — Messrs. Santel and Thompson; Class II — Ms. Bianchi and Drs. Healy and Leheny; and Class III — Dr. Henney and Messrs. Spiegelman and Truex.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the two nominees designated below to serve until the 2013 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Both of the nominees are currently directors. The Board of Directors expects that each of the nominees will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of June 1, 2010 are set forth below.

Name	Age	Position

Paul F. Truex	41	Chief Executive Officer, President and Director
Christopher S. Henney, Ph.D.	69	Chairman of the Board of Directors
Annette Bianchi	51	Director
James I. Healy, M.D., Ph.D.	45	Director
A. Rachel Leheny, Ph.D.	47	Director
Donald J. Santel	49	Director
Daniel K. Spiegelman	51	Director
David E. Thompson	63	Director

Nominees for Director

Class I:

Each of the persons listed below is nominated for election to Class I of the Board of Directors to serve a three-year term ending at the 2013 annual meeting of stockholders and until his successor is elected and qualified. The Board of Directors recommends that you vote FOR each of the following nominees.

Donald J. Santel. Mr. Santel has served as a member of our Board of Directors since October 2007. From February 2000 until January 2007, Mr. Santel held various positions in and was a member of the board of directors of CoTherix, Inc., a pharmaceutical company he co-founded. From October 2003 to August 2004, Mr. Santel served as President and Chief Operating Officer of CoTherix and from August 2004 until January 2007, Mr. Santel served as Chief Executive Officer. From June 2008 through June 2009, Mr. Santel served as a consultant and from June 2009 until the present, Mr. Santel has served as the Chief Executive Officer of Hyperion Therapeutics, Inc., a

pharmaceutical company. Mr. Santel holds a B.S.E. in biomedical engineering from Purdue University and an M.S. in electrical engineering from the University of Minnesota.

Based on Mr. Santel’s executive experience and service on other boards of directors in the biotechnology and pharmaceutical industries, the Board of Directors believes Mr. Santel has the appropriate set of skills to serve as a member of our Board.

David E. Thompson. Mr. Thompson has served as a member of our Board of Directors since November 2005. Mr. Thompson served as Vice President of Corporate Strategy Business Development for Eli Lilly and Company from January 2001 until his retirement in July 2005. Thereafter, he was a partner at VantagePoint Venture Partners from 2006 through 2008. Mr. Thompson holds a B.S. and an M.B.A. from Michigan State University.

The Board of Directors believes Mr. Thompson is suited to serve on our Board due to his substantial investing experience and prior experience working in the pharmaceutical industry.

Continuing Directors

Class II: Currently Serving Until the 2011 Annual Meeting

Annette Bianchi. Ms. Bianchi has served as a member of our Board of Directors since August 2006. Ms. Bianchi has served as a Managing Director at VantagePoint Venture Partners, a venture capital firm, since 2004. From 1999 to 2004, Ms. Bianchi served as a Managing Director at Pacific Venture Group, a dedicated health care fund. From 1992 to 1999, Ms. Bianchi served as a General Partner at Weiss, Peck & Greer Venture Partners, a venture capital firm. From 1985 to 1992, Ms. Bianchi served as an associate and a General Partner of Burr, Egan, Deleage & Co., a venture capital firm. From 2005 through 2008, Ms. Bianchi served as a director of Conceptus Inc. Ms. Bianchi holds a B.S.E. and an M.S.E. in Biomedical Engineering from the University of Pennsylvania and an M.B.A. from The Wharton School of the University of Pennsylvania.

The Board of Directors has determined that Ms. Bianchi’s substantial experience regarding investing in companies in the health care industry and her education in biomedical engineering give her the appropriate set of skills to serve as a member of our Board.

James I. Healy, M.D., Ph.D. Dr. Healy has served as a member of our Board of Directors since August 2006. Dr. Healy is a Managing Partner of Sofinnova Management VI, LLC, the general partner of Sofinnova Venture Partners VI, L.P., a fund managed by Sofinnova Ventures, Inc., a venture capital firm, a position he has held since June 2000. Prior to Sofinnova, Dr. Healy began his private equity career at Sanderling Ventures, and has been an early investor and board member of numerous biopharmaceutical companies. Dr. Healy holds a B.A. in molecular biology and a B.A. in Scandinavian studies from the University of California at Berkeley, an M.D. from Stanford University School of Medicine and a Ph.D. in immunology from Stanford University. Dr. Healy is a director of InterMune, Inc. and Amarin Corporation plc, both biopharmaceutical companies.

Based on Dr. Healy’s extensive experience as a director of numerous biopharmaceutical companies and his medical training, the Board of Directors has determined that Dr. Healy possesses the necessary attributes to serve on our Board.

A. Rachel Leheny, Ph.D. Dr. Leheny has served as a member of our Board of Directors since August 2008. Dr. Leheny is (i) a Managing Director of Caxton Advantage Venture Partners, L.P., which is the General Partner of Caxton Advantage Life Sciences Fund, L.P., a life-sciences venture capital fund that she co-founded in 2006 and (ii) a member of Advantage Life Sciences Partners LLC, the Managing General Partner of Caxton Advantage Venture Partners, L.P. Prior to that, from April 2000 to June 2002, she was head of the biotechnology research team at Lehman Brothers. Before Lehman, from April 1998 to April 2000, Dr. Leheny headed the biotechnology research team at UBS Warburg and before that, from April 1993 to April 1998, worked at Hambrecht & Quist, most recently as Managing Director and Senior Analyst. Dr. Leheny holds an A.B. in chemistry from Harvard and a Ph.D. from Columbia University. She did post-doctoral work at the University of California at Berkeley, where she was a National Institutes of Health fellow and lecturer.

Due to Dr. Leheny’s vast experience with respect to the life sciences industry, both from investment and educational standpoints, the Board of Directors believes that Dr. Leheny has skills enabling her to contribute meaningfully to our Board and our Company.

Class III: Currently Serving Until the 2012 Annual Meeting

Paul F. Truex. Mr. Truex has served as our President and Chief Executive Officer since our inception in September 2004 and as a member of our Board of Directors since November 2004. Prior to founding Anthera, Mr. Truex served as a Director, President and Chief Executive Officer of Peninsula Pharmaceuticals, Inc., a biopharmaceutical company, from the commencement of its operations in October 2001. Prior to Peninsula, Mr. Truex was Vice President of Commercial Development for Vicuron, Inc. from April 2000 to September 2001. From July 1997 to April 2000, Mr. Truex held various positions at Eli Lilly and Company. Mr. Truex holds an M.B.A. in marketing and finance from Indiana University and a B.A. in economics from the University of Waterloo. Mr. Truex is a director of Trius Therapeutics, Inc. and Eiger Biopharmaceuticals, Inc.

The Board of Directors has concluded that Mr. Truex should serve on our Board based on his deep knowledge of our Company gained from his positions as President and Chief Executive Officer, as well as his substantial experience in the pharmaceutical industry.

Christopher S. Henney, Ph.D. Dr. Henney has served as the Chairman of our Board of Directors since August 2008 and has been a member of our Board of Directors since April 2005. Dr. Henney served as Chairman and Chief Executive Officer of Dendreon Corporation, a biotechnology company he co-founded, from 1995 until his retirement in July 2004. Dr. Henney was previously a founder of Immunex Corp. and Icos Corp. Dr. Henney holds a B.Sc. with honors in medical biochemistry, a Ph.D. in experimental pathology and a D.Sc. for contributions to the field of immunology, all from the University of Birmingham, England. Dr. Henney served as a director of AVI BioPharma Inc. from March 2009 until June 2010 and is currently the Chairman and a director of Oncothyreon, Inc. and is vice-chairman and a director of Cyclacel Pharmaceuticals, Inc.

The Board of Directors has determined that Dr. Henney is a valuable addition to our Board based upon his long history with the Company and his extensive experience in the biotechnology industry.

Daniel K. Spiegelman. Mr. Spiegelman has served as a member of our Board of Directors since February 2010. Currently, Mr. Spiegelman provides management and financial consulting services to biotechnology companies. From January 1998 to May 2009, Mr. Spiegelman served as Senior Vice President and Chief Financial Officer of CV Therapeutics, Inc., a biopharmaceutical company that was acquired by Gilead Sciences, Inc. in April 2009. From July 1991 to January 1998, Mr. Spiegelman served at Genentech, Inc., most recently as Treasurer. Mr. Spiegelman also serves on the board of directors of Affymax, Inc., Cyclacel Pharmaceuticals, Inc., Omeros Corporation and Oncothyreon, Inc., all of which are publicly-traded biopharmaceutical companies. Mr. Spiegelman also previously served on the board of directors of Xcyte Therapies, Inc. from 2003 through 2006, a publicly-traded company, until Cyclacel acquired Xcyte via reverse merger in 2006. Mr. Spiegelman holds a B.A. in economics from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Due to Mr. Spiegelman’s experience in serving as a director of multiple publicly-traded biopharmaceutical companies, as well as his prior employment at various pharmaceutical companies, our Board of Directors has concluded that Mr. Spiegelman possesses the necessary attributes to serve on our Board.

There are no family relationships between any of our directors or executive officers.

Board of Directors’ Role in Risk Management

The Board of Directors has overall responsibility for the oversight of the Company’s risk management process, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. The Board of Directors reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. For example, the Board of Directors meets with management at least quarterly to review, advise and direct management with respect to strategic business risks, litigation risks and risks related to the Company’s acquisition strategy, among others. The Board also delegates oversight to Board committees to oversee selected elements of risk as set forth below.

The Board of Directors has delegated day-to-day responsibility for administering and interpreting the Company’s Code of Business Conduct and Ethics to the Company’s Chief Financial Officer as compliance officer.

As part of its oversight of the Company’s financial reporting process and audits of the Company’s financial statements, our Audit Committee is responsible for reviewing financial risk exposures, including monitoring the quality and integrity of the Company’s financial statements, the effectiveness of internal controls over financial reporting, compliance with legal or regulatory requirements, the performance of the internal audit function and the performance and independence of the Company’s independent registered public accounting firm, among other responsibilities as set forth in the Audit Committee Charter. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department and an annual attestation report on internal control over financial reporting from the Company’s independent registered public accounting firm. In addition, our Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Business Conduct and Ethics Policy and our Employee Feedback Hotline, and the Audit Committee discusses other risk assessment and risk management policies of the Company periodically with management.

Our Compensation Committee participates in the design of compensation structures that create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Our Nominating and Corporate Governance Committee oversees governance-related risks by developing and recommending to the Board working with management to establish corporate governance guidelines applicable to the Company, making recommendations regarding director nominees and membership on Board committees and overseeing the annual evaluation of the Board and management.

Board of Directors and Committees of the Board

During 2009, the Board of Directors held a total of 18 meetings. All directors attended at least 75% of the total number of Board meetings and meetings of Board committees on which the director served during the time he or she served on the Board or such committees.

The Board of Directors has determined each of the following directors is an “independent director” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2): Messrs. Santel, Spiegelman and Thompson, Ms. Bianchi and Drs. Henney, Healy and Leheny.

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current Nasdaq listing standards. Furthermore, our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the Securities and Exchange Commission (the “SEC”) that apply to companies that have recently completed an initial public offering. The Board of Directors has further determined that Daniel K. Spiegelman, a member of the Audit Committee of the Board of Directors, is an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Copies of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.anthera.com.

Audit Committee.  The Audit Committee appoints, approves the compensation of, and assesses the independence of our independent registered public accounting firm and pre-approves auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm. The Audit Committee is also responsible for reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures and preparing the report required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee also coordinates the oversight and reviews the adequacy of our internal controls over financial reporting and establishes policies and procedures for the receipt and retention of accounting-related complaints and concerns. Currently, the Audit Committee is comprised of Mr. Spiegelman (Chair), Mr. Santel and Dr. Healy. During 2009, the Audit Committee held one meeting.

Compensation Committee.  The Compensation Committee annually reviews and approves our goals and objectives relevant to compensation of our Chief Executive Officer, evaluates our Chief Executive Officer in light of such goals and determines the compensation of our Chief Executive Officer. The Compensation Committee also reviews and approves the compensation of all of our other officers, oversees and administers our incentive-based compensation and equity plans and reviews and makes recommendations to our Board of Directors with respect to director compensation. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement. Currently, the Compensation Committee is comprised of Mr. Thompson (Chair), Mr. Santel and Dr. Leheny. During 2009, the Compensation Committee held four meetings.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes establishing procedures for identifying and evaluating director candidates (including nominees recommended by stockholders). The Nominating and Corporate Governance Committee is also responsible for developing and recommending to our Board of Directors corporate governance guidelines, as well as overseeing the evaluation of our Board of Directors, committees of the Board and management. Currently, the Nominating and Corporate Governance Committee is comprised of Dr. Henney (Chair), Ms. Bianchi and Mr. Thompson. During 2009, the Nominating and Corporate Governance Committee held one meeting.

Board Leadership

The positions of Chairman of the Board and Chief Executive Officer are presently separated and have historically been separated at Anthera. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

While our bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our separated Chairman and Chief Executive Officer positions are augmented by the independence of seven of our eight directors, and our three fully independent Board committees that provide appropriate oversight in the areas described above. At executive sessions of independent directors, these directors speak candidly on any matter of interest, without the Chief Executive Officer or other executives present. The independent directors met two times in 2009 without management present. We believe this structure provides consistent and effective oversight of our management and the Company.

Director Nominations

The director qualifications developed to date focus on what our Board believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria annually and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends has the highest personal and professional integrity, demonstrates exceptional ability and judgment and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee shall recommend that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board is “independent” in accordance with Nasdaq standards;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and

•	at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board select persons for nomination:

•	whether a nominee has direct experience in the pharmaceuticals industry or in the markets in which the Company operates;

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-employee directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each of the nominees for election as director at the 2010 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and each nominee is presently a director and stands for re-election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2010 Annual Meeting.

Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the first public announcement of the date of such annual meeting was made. Notwithstanding the foregoing, with respect to the 2010 Annual Meeting, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the close of business on June 17, 2010. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•	disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends on the shares that are separate from the underlying shares;

•	any performance related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

•	a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business;

•	a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors c/o the Secretary at our principal executive offices at the address set forth above. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting of Stockholders. We did not hold an annual stockholder meeting for our fiscal year ended December 31, 2009.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has at any time during the past fiscal year been an officer or employee of the Company. None of the members of the Compensation Committee has formerly been an officer of the Company. None of our executive officers serve or in the past fiscal year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Compensation

In June 2008, the Board of Directors, upon the recommendation of our Compensation Committee, adopted a formal compensation program for the Chairman of our Board of Directors and our independent directors who were not affiliated with any of our investors. Pursuant to this program, the chairman of our Board of Directors, Dr. Henney, received a $20,000 annual retainer fee plus an additional $60,000 as consideration for his services as Chairman. Pursuant to this program, two of our directors, Mr. Santel and Mr. Thompson, received a $20,000 annual retainer fee, as well as $2,000 for each board meeting attended in person ($1,000 for meetings attended by telephone conference).

Under the director compensation program effective prior to January 2010, each non-employee director initially received (i) a nonqualified stock option to purchase 14,602 shares of our common stock upon election and (ii) each year thereafter an additional nonqualified stock option to purchase 5,841 shares of our common stock. One quarter of the shares issuable pursuant to the initial nonqualified stock option vested upon the completion of one year of continuous service by such director following the date of commencement of the vesting of such option; the remaining three quarters of the shares issuable pursuant to each such option vested in equal monthly installments over a period of three years until the date that is the fourth anniversary of the date of the option grant. The shares issuable pursuant to the annual nonqualified stock option vested in equal monthly installments over a period of four years. All of these options have an exercise price equal to the fair market value of our common stock on the date of the grant. The option numbers set forth above take into account our 1-for-1.712 reverse stock split of our common stock effected on February 22, 2010.

In January 2010, the Board of Directors approved changes to the current director compensation program, which apply to all non-employee directors. Each non-employee director receives a $40,000 annual retainer fee instead of per-meeting fees. In consideration for their services, the Chairman of our Board of Directors receives an additional $40,000, the chairman of our Audit Committee receives an additional $15,000 and the chairman of our Compensation Committee receives an additional $10,000, each on an annual basis.

In addition, since the completion of our initial public offering, each new non-employee director receives a non-qualified stock option to purchase 25,000 shares of our common stock upon joining the Board, which vests over a four-year period from the date of grant. In addition, each non-employee director receives a non-qualified stock option to purchase 12,000 shares of our common stock each year, which vests over a one-year period from the date of grant. Any new Chairman of our Board of Directors would receive a non-qualified stock option to purchase 45,000 shares of our common stock upon election to the Board, which would vest over a four-year period from the date of grant. Our Chairman also receives a non-qualified stock option to purchase 15,000 shares of our common stock each year, which vests over a one-year period from the date of grant.

All members of our Board of Directors are eligible to receive full reimbursement for travel expenses arising from their attendance of our board meetings.

Director Compensation Table — 2009

The following table sets forth information with respect to the compensation earned by our non-employee directors during the fiscal year ended December 31, 2009.

	Fees Earned	Option
	or Paid	Awards
Name	in Cash ($)	($)(1)		Total ($)

Christopher S. Henney, Ph.D. (Chairman)	$80,000	$5,875	(2)	$85,875
Annette Bianchi	—	$5,875	(3)	$5,875
James I. Healy, M.D., Ph.D.	—	$5,875		$5,875
A. Rachel Leheny, Ph.D	—	$14,688	(4)	$14,688
Donald J. Santel	$35,000	$5,875	(5)	$40,875
Daniel K. Spiegelman(6)	—	—		—
David E. Thompson	$34,000	$5,875	(7)	$39,875

(1)	This column reflects the aggregate grant date fair value of equity awards granted in 2009 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 8 to our financial statements (for the years ended December 31, 2007, 2008 and 2009, included as part of our Registration Statement on Form S-1) for a discussion of the assumptions made in determining the valuation of option awards.

(2)	Dr. Henney held 40,887 shares underlying stock options as of December 31, 2009.

(3)	Ms. Bianchi held 20,443 shares underlying stock options as of December 31, 2009.

(4)	Dr. Leheny held 14,602 shares underlying stock options as of December 31, 2009.

(5)	Mr. Santel held 20,443 shares underlying stock options as of December 31, 2009.

(6)	Mr. Spiegelman joined our Board of Directors on February 2, 2010.

(7)	Mr. Thompson held 17,523 shares underlying stock options as of December 31, 2009.

Required Vote

The two nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as directors to serve until the 2013 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of each of the nominees listed above.

PROPOSAL 2

APPROVAL OF AMENDED AND RESTATED 2010 STOCK OPTION AND INCENTIVE PLAN

Proposal

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On May 20, 2010, the Board of Directors approved an Amended and Restated 2010 Stock Option and Incentive Plan (the “2010 Plan”), subject to stockholder approval, to increase the aggregate number of shares initially available for grant under the 2010 Plan by 200,000 shares to 433,644 shares of common stock, plus an additional 35,670 shares of common stock that were available under the 2005 Equity Incentive Plan (the “2005 Plan”) as of May 20, 2010; no shares of common stock have been returned under the 2005 Plan following May 20, 2010. Options to purchase 25,000 shares of common stock under the 2010 Plan were granted to one of our directors in March 2010 in connection with joining our Board of Directors. Accordingly, the maximum number of shares available for awards as of May 28, 2010 is 444,314. This amendment and restatement was designed to enhance the flexibility of the Compensation Committee in granting stock options and other awards to our officers, employees, non-employee directors and other key persons and to ensure that the Company can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the Compensation Committee. A copy of the 2010 Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Based solely on the closing price of our common stock as reported by the NASDAQ Global Market on May 28, 2010 and the maximum number of shares that would have been available for awards as of such date taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the 2010 Plan is approximately $2.6 million. The shares we issue under the 2010 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2010 Plan are added back to the shares of common stock available for issuance under the 2010 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2010 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2010 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) achievement of key clinical milestones; (2) earnings before interest, taxes, depreciation and amortization; (3) net income (loss) (either before or after interest, taxes, depreciation and/or amortization); (4) changes in the market price of the stock; (5) economic value added; (6) sales or revenue; (7) acquisitions or strategic transactions; (8) operating income (loss); (9) cash flow (including, but not limited to, operating cash flow and free cash flow); (10) return on capital, assets, equity, or investment; (11) stockholder returns; (12) return on sales; (13) gross or net profit levels; (14) productivity; (15) expense; (16) margins; (17) operating efficiency; (18) customer satisfaction; (19) working capital; (20) earnings (loss) per share of common stock; (21) sales or market shares; and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 116,822 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 116,822 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2 million for any performance cycle.

Summary of the 2010 Plan

The following description of certain features of the 2010 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2010 Plan that is attached hereto as Appendix A.

Plan Administration.  The 2010 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2010 Plan. The Compensation Committee may delegate to our Chief Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility.  Persons eligible to participate in the 2010 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 28 individuals are currently eligible to participate in the 2010 Plan, which includes 10 officers, 11 employees who are not officers, and 7 non-employee directors.

Plan Limits.  Taking into account the proposed increase described herein, 433,644 shares are initially available for issuance under the 2010 Plan. Additionally, as of January 1, 2011 and each January 1 thereafter, the number of shares reserved and available for issuance under the 2010 Plan will automatically increase by 4% of the outstanding number of shares of common stock on the immediately preceding December 31. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 116,822 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 116,822 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2 million. In addition, no more than the lesser of (i) the number of shares reserved and available for issuance under the Plan or (ii) 1,460,280 shares will be issued in the form of incentive stock options.

Stock Options.  The 2010 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2010 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ on the date of grant. The exercise price of an option may be reduced after the date of the option grant.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2010 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.  The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock.  The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units.  The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards.  The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2010 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards.  The Compensation Committee may grant cash bonuses under the 2010 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Performance Share Awards.  The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Dividend Equivalent Rights.  The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Change of Control Provisions.  The 2010 Plan provides that upon the effectiveness of a “sale event” as defined in the 2010 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of such termination, participants holding options and stock appreciation rights will be permitted to exercise such options and stock appreciation rights prior to the sale event. In addition, in the case of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Adjustments for Stock Dividends, Stock Splits, Etc.  The 2010 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2010 Plan, to certain limits in the 2010 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding.  Participants in the 2010 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination.  The Board may at any time amend or discontinue the 2010 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ, any amendments that materially change the terms of the 2010 Plan will be subject to approval by our stockholders. However, the Compensation Committee is expressly permitted to reprice outstanding options and stock appreciation rights without obtaining stockholder approval. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2010 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of the 2010 Plan.  The Board adopted the 2010 Plan on May 20, 2010 and it will become effective upon being approved by our stockholders. Awards of incentive options may be granted under the 2010 Plan until the date that that is 10 years from the date of Board approval. No other awards may be granted under the 2010 Plan after the date that is 10 years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the 2010 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2010 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2010 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2009: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Stock Options
	Grant Date Fair
Name and Position in 2009	Value(1)	Number (#)

Paul F. Truex, President, Chief Executive Officer and Director	$88,125	87,616
Christopher P. Lowe, Chief Financial Officer and Vice President of Administration	$23,500	23,364
James E. Pennington, M.D., Executive Vice President and Chief Medical Officer	$29,375	29,205
Colin Hislop, M.D., Senior Vice President, Cardiovascular Products	$28,795	28,621
Debra Odink, Ph.D., Vice President, Pharmaceutical Research and Development	$29,375	29,205
Stephen Lau, Vice President, Corporate and Business Development	$16,162	16,062
All current executive officers, as a group	$215,332	214,073
All current directors who are not executive officers, as a group	$38,188	37,966
All current employees who are not executive officers, as a group	$137,825	136,965

(1)	The grant date fair value of each equity award is computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 8 to our financial statements (for the years ended December 31, 2007, 2008 and 2009, included as part of our Registration Statement on Form S-1).

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2010 Plan. It does not describe all federal tax consequences under the 2010 Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.  The Company generally will be entitled to a tax deduction in connection with an award under the 2010 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.  The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.  Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2010 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2010 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plan Information

The following table provides information regarding our equity compensation plan in effect as of December 31, 2009.

Equity Compensation Plan Information
Number of
Securities
Remaining
Available for
	Number of		Future Issuance
	Securities		Under Equity
	to be Issued		Compensation
	Upon Exercise of	Weighted Average	Plan (Excluding
	Outstanding	Exercise Price of	Securities
	Options, Warrants	Outstanding Options,	Referenced in
Plan Category	and Rights	Warrants and Rights	Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders: 2005 Equity Incentive Plan(1)	1,323,776	$0.92	19,571
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	1,323,776	$0.92	19,571

(1)	The 2005 Equity Incentive Plan (the “2005 Plan”) was adopted in January 2005 and a total of 2,175,817 shares of our common stock were reserved for issuance thereunder.

Required Vote

The approval of the Amended and Restated 2010 Stock Option and Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the approval of the Amended and Restated 2010 Stock Option and Incentive Plan.

PROPOSAL 3

APPROVAL OF THE ANTHERA PHARMACEUTICALS, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN

Proposal

The Board of Directors has adopted the Anthera Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”), subject to stockholder approval, and has reserved 100,000 shares of common stock for issuance thereunder plus on January 1, 2011 and each January 1 thereafter, the number of shares of stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) one percent (1%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (ii) 250,000 shares of common stock. Under the 2010 ESPP, eligible employees of the Company and certain designated subsidiaries of the Company may authorize the Company to deduct amounts from their compensation, which amounts are used to enable the employees to purchase shares of the Company’s common stock. The purpose of the 2010 ESPP is to attract and retain key personnel, and encourage stock ownership by the Company’s employees.

The 2010 ESPP is a broad-based employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

The shares that are proposed to be reserved under the 2010 ESPP have an aggregate value of approximately $0.6 million based on the closing price of the common stock as reported on the NASDAQ Global Market on May 28, 2010.

Summary of the 2010 ESPP

The following description of certain features of the 2010 ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2010 ESPP that is attached hereto as Appendix B.

The 2010 ESPP is administered by the person or persons appointed by the Company’s Board of Directors. The 2010 ESPP provides that all employees of the Company and any designated subsidiaries of the Company who work at least 20 hours per week are eligible to participate in the 2010 ESPP, except for persons who are deemed under Section 423(b)(3) of the Code to own five percent (5%) or more of the voting stock of the Company. Participation by any eligible employee is voluntary. The number of employees potentially eligible to participate in the 2010 ESPP is approximately 20 persons.

The 2010 ESPP provides for two “offering periods” within each year, and the first is expected to commence on September 1, 2010 and will end on December 31, 2010. Thereafter, offering periods will commence on the first business day occurring on or after each January 1 and ending on the last business day occurring on or before the following June 30, and the second commencing on the first business day occurring on or after each July 1 and ending on the last business day occurring on or before the following December 31. Eligible employees may elect to become participants in the 2010 ESPP by enrolling prior to each semi-annual date to purchase shares under the 2010 ESPP. Shares are purchased through the accumulation of payroll deductions of not less than one percent (1%) nor more than ten percent (10%) of each participant’s compensation. The maximum number of shares of common stock that can be purchased under the 2010 ESPP during any one calendar year is that number having a fair market value of $25,000 on the first day of the purchase period pursuant to which the shares are purchased. The number of shares to be purchased with respect to any purchase period will be the lesser of (a) the number of shares determined by dividing the participant’s balance in the plan account on the last day of the purchase period by the purchase price per share for the stock, (b) 5,000 shares, and (c) such other lesser maximum number of shares as shall have been established by the administrator in advance of the offering. The purchase price per share will be 85% of the fair market value of the common stock as of the first date or the ending date of the applicable semi-annual purchase period, whichever is less.

A participant’s right to purchase shares during a purchase period under the 2010 ESPP is not transferable by the participant except by will or by the laws of descent and distribution. Employees may cease their participation in the offering at any time during the offering period, and participation automatically ceases on termination of employment with the Company.

The number of shares that are reserved for issuance under the 2010 ESPP is subject to adjustment for stock splits and similar events. The proceeds received by the Company from exercise under the 2010 ESPP will be used for the general purposes of the Company. Shares issued under the 2010 ESPP may be authorized but unissued shares or shares reacquired by the Company and held in its treasury.

The 2010 ESPP shall remain in full force and effect until suspended or discontinued by the Board of Directors. The Board of Directors may, at any time, terminate the 2010 ESPP; provided that the 2010 ESPP shall automatically terminate in accordance with its terms as of the tenth anniversary of its adoption by the Board of Directors. The Board of Directors may at any time, and from time to time, amend the 2010 ESPP in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment may be made increasing the number of shares approved for the 2010 ESPP or making any other change that would require stockholder approval in order for the 2010 ESPP, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

Tax Aspects Under the Code

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

The 2010 ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423(b) of the Code, which provides that an employee participating in the plan is not required to pay any federal income tax when joining the 2010 ESPP or when purchasing the shares of common stock at the end of an offering. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them.

If shares acquired under the 2010 ESPP are sold more than two years after the first day of the purchase period pursuant to which the shares were purchased, the employee will generally recognize ordinary income for the year in which the sale occurs equal to the lesser of (a) fifteen percent (15%) of the fair market value of the common stock on the first day of the offering period pursuant to which the shares were purchased or (b) the excess of the amount actually received for the shares over the amount paid. No taxable income results if the proceeds of the sale are equal to or less than the price paid for the shares. In addition, the employee may recognize long-term capital gain or loss in an amount equal to the difference between the proceeds of the sale and the employee’s basis in the shares (i.e., the employee’s purchase price plus the amount taxed to the employee as ordinary income). The employee will receive long-term capital gain or loss treatment if he or she has held the shares for at least 12 months. No deduction is allowed to the Company.

If shares acquired under the 2010 ESPP are sold within two years of the first day of the purchase period pursuant to which the shares were purchased, the employee will recognize ordinary income equal to the difference between the fair market value of the shares on the last day of the offering and the employee’s purchase price. This amount is reportable as ordinary income even if no profit was realized on the sale of shares or the shares were sold at a loss. Long-term or short-term (depending on the holding period for the shares) capital gain or loss will be recognized in an amount equal to the difference between the proceeds of sale and the employee’s basis in the shares. The amount reportable as ordinary income from a sale made within two years of the first day of the purchase period pursuant to which the shares were purchased will generally be allowed as a tax deduction to the Company.

New 2010 ESPP Plan Benefits

Since participation in the 2010 ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the 2010 ESPP are not determinable.

Required Vote

The approval of the 2010 ESPP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the 2010 Employee Stock Purchase Plan.

PROPOSAL 4

RATIFICATION OF AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010. Representatives of Deloitte & Touche LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The following is a summary of fees billed by Deloitte & Touche LLP for fiscal years ended December 31, 2009 and 2008:

	2009	2008

Audit fees(1)	$362,316	$28,000
Tax fees(2)	—	17,190

Total	$362,316	$45,190

(1)	Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements, including filings on Form S-1 for our initial public offering.

(2)	Includes fees associated with federal income tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit

Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals for non-audit services, provided such approvals are presented to the Audit Committee at a subsequent meeting. All services provided by Deloitte & Touche LLP during fiscal years 2009 and 2008 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Required Vote

The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their ages as of June 1, 2010, and certain other information about them are set forth below (unless set forth elsewhere in this proxy statement).

Name	Age	Position

Paul F. Truex	41	Chief Executive Officer, President and Director
Christopher P. Lowe	42	Chief Financial Officer and Vice President of Administration
James E. Pennington, M.D.	67	Senior Clinical Fellow
Colin Hislop, M.D.	52	Senior Vice President and Chief Medical Officer
Debra Odink, Ph.D.	46	Senior Vice President, Pharmaceutical Research and Development
Joaquim Trias, Ph.D.	49	Senior Vice President, Preclinical Development
Stephen Lau	38	Vice President, Corporate and Business Development
Ursula Fritsch, Pharm. D	50	Vice President, Global Regulatory and Compliance
Georgina Kilfoil	41	Senior Vice President, Product Development and Clinical Operations

The biographies of our executive officers, other than Mr. Truex, whose biography is set forth above, appear below.

Christopher P. Lowe.  Mr. Lowe has served as our Chief Financial Officer and Vice President of Administration since November 2007. Beginning in September 2005 and up until he joined the company, Mr. Lowe served as Vice President of Finance & Administration and, beginning in January 2006, as Chief Financial Officer of Asthmatx, Inc., a medical technology company. Previously, Mr. Lowe was with Peninsula Pharmaceuticals, Inc., as Corporate Controller from June 2004 to October 2004 and Chief Accounting Officer from October 2004 until June 2005. Mr. Lowe holds a B.S. in business administration from California Polytechnic State University, San Luis Obispo and an M.B.A. from Saint Mary’s University, Texas. Mr. Lowe is a director of Hansen Medical Corporation, a medical device company.

James E. Pennington, M.D.  Dr. Pennington has served as our Senior Clinical Fellow since June 2010. Prior to that, he served as our Executive Vice President and Chief Medical Officer since March 2007. Dr. Pennington came to Anthera from CoTherix, Inc. where, since February 2004, he served as Executive Vice President and Chief Medical Officer, focusing on licensing and developing and commercializing therapeutic products for the treatment of cardiovascular diseases. He holds a B.A. in General Science from the University of Oregon and an M.D. from the University of Oregon School of Medicine and is board certified in internal medicine and infectious disease.

Colin Hislop, M.D.  Dr. Hislop has served as our Senior Vice President and Chief Medical Officer since June 2010. Prior to that, he served as our Senior Vice President of Cardiovascular Products since November 2005 and also served as a consultant to the company from July 2005 through November 2005. From October 2004 until June 2005, Dr. Hislop was Vice President, Clinical Development for Peninsula Pharmaceuticals, Inc. where he oversaw three global development programs for Peninsula’s anti-infective product portfolio. From September 2001 until September 2004, Dr. Hislop served as Vice President of Clinical Development at CV Therapeutics, Inc., a biopharmaceutical company. Dr. Hislop holds a B.Sc. in medical biochemistry from the University of Surrey, and a degree in medicine from the University of London.

Debra Odink, Ph.D.  Dr. Odink was promoted to Senior Vice President of Pharmaceutical Research and Development in June 2010. Prior to that, she served as our Vice President of Pharmaceutical Research and Development since December 2005. From September 2002 until July 2005, Dr. Odink served as Vice President of Pharmaceutical Chemistry and Product Development at Peninsula Pharmaceuticals, Inc., a biopharmaceutical company, where she was responsible for manufacturing and product development strategies for assets licensed to Peninsula. Dr. Odink holds a B.S. in chemistry from California State University, Stanislaus and a Ph.D. in inorganic chemistry from the University of California at Davis.

Joaquim Trias, Ph.D.  Dr. Trias has served as our Senior Vice President of Preclinical Development since December 2004. From July 1996 until July 2004, Dr. Trias was Vice President of Drug Discovery Research at Vicuron Pharmaceuticals Inc. where he directed internal discovery projects, from concept to clinical candidate, and participated in its clinical development programs. Dr. Trias holds a B.S. in Biology and a Ph.D. in microbiology from the University of Barcelona and completed his training at the University of California at Berkeley.

Stephen Lau.  Mr. Lau has served as our Vice President of Corporate and Business Development since February 2008. From October 2003 until February 2008, Mr. Lau managed and negotiated in- and out-licensing opportunities at Amgen Inc., a biopharmaceutical company. From March 2001 until September 2003, Mr. Lau was an investment banker at Adams, Harkness & Hill. Prior to that, Mr. Lau was a management consultant at Strategic Decisions Group and Deloitte Consulting. Mr. Lau holds a B.A. in microbiology and an M.S. in immunology from the University of California at Davis, and a Master’s degree in health care management from Harvard University.

Ursula Fritsch, Pharm.D.  Dr. Fritsch has served as our Vice President, Global Regulatory and Compliance since April 2005. Prior to joining the company, from 2003 to 2005, Dr. Fritsch was Senior Director of Regulatory Affairs at Peninsula Pharmaceuticals, Inc., where she oversaw both early and late stage regulatory strategy and operations for their antibiotic portfolio. Prior to Peninsula, Dr. Fritsch held various management positions and oversaw several new drug application approvals at Genentech, Inc. and Oclassen Pharmaceuticals, Inc. and was head of regulatory at Onyx Pharmaceuticals, Inc. Dr. Fritsch holds a B.A. from the University of Nebraska and a Pharm. D. from Creighton University.

Georgina Kilfoil.  Ms. Kilfoil has served as our Senior Vice President, Product Development and Clinical Operations since March 23, 2010. Prior to joining us, Ms. Kilfoil was the Vice President, Alliances and Project Management of Peninsula Pharmaceuticals, Inc. from 2004 to 2005. From August 2000 to December 2003, Ms. Kilfoil was a project management consultant with InClin, Inc., a consulting company. Ms. Kilfoil holds a B.S. in pharmacology from the University of Bristol, United Kingdom and an M.B.A. from the Australian Graduate School of Management, Sydney, Australia.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses our executive compensation policies and arrangements as they relate to our named executive officers who are listed in the compensation tables set forth below. The following discussion should be read together with the compensation tables and related disclosures set forth below.

Background and Objectives

We are a biopharmaceutical company focused on developing and commercializing products to treat serious diseases associated with inflammation, including cardiovascular and autoimmune diseases. The success of development companies is significantly influenced by the quality and motivation of their work forces. As a result, we face significant competition for executives and other talented employees from numerous pharmaceutical research and development companies in the San Francisco Bay Area. With this in mind, we strive to provide what we believe is a competitive total compensation package to our executive officers through a combination of base salary, short-term cash incentives and long-term equity compensation, in addition to broad-based employee benefits programs, in order to closely align the interests of our executive officers with those of our stockholders, to attract talented individuals to manage and operate all aspects of our business, to reward these individuals fairly and to retain those individuals who meet our high expectations and support the achievement of our business objectives.

Role of Compensation Committee and Executive Officers

Our executive compensation program is administered by our Compensation Committee of our Board of Directors. Our Compensation Committee is responsible for overseeing our executive compensation policies, plans and programs, reviewing our achievements as a company and the achievements of our individual officers, recommending to our Board of Directors the type and level of compensation for our named executive officers and our directors. The primary goal of our Compensation Committee is to closely align the interests of our named executive officers with those of our stockholders. To achieve this goal, our Compensation Committee relies on compensation that is designed to attract and retain executives whose abilities are critical to our long-term success, that motivates individuals to perform at their highest level and that rewards achievement.

The annual responsibilities of our compensation committee include the following:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer; and

•	reviewing and approving the level of equity awards, annual salary and bonuses for our named executive officers and other employees.

In reviewing and approving these matters, our Compensation Committee considers such matters as it deems appropriate, including our financial and operating performance, the alignment of interests of our executive officers and our stockholders and our ability to attract and retain qualified individuals. For executive compensation decisions, including decisions relating to the grant of stock options and other equity awards to our named executive officers, our Compensation Committee typically considers the recommendations of Mr. Truex, our Chief Executive Officer. Mr. Truex also generally participates in our Compensation Committee’s deliberations about executive compensation matters. However, Mr. Truex does not participate in the deliberation or determination of his own compensation.

Our Compensation Committee has not established any formal policies or guidelines for allocating compensation between current and long-term equity compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short-term and long-term goals and objectives, our compensation committee relies on its judgment about each individual’s performance in a rapidly changing business environment rather than adopting a formulaic approach to compensatory decisions that are too narrowly responsive to short-term changes in business performance. In making determinations about performance, our Compensation Committee does not solely rely on formal goals or metrics, but rather takes into account input from appropriate members of management with respect to an individual’s performance, as well as its own observations.

Role of Compensation Consultant

Our Compensation Committee has the authority under its charter to engage the services of any consulting firm or other outside advisor to assist it. In late 2007, our Compensation Committee engaged J. Thelander Consulting, an independent consulting firm selected by our Compensation Committee, to review the compensation of our named executive officers and other key employees. J. Thelander Consulting compared the base salary, bonus and equity awards offered to these employees with aggregated data from 193 pre-IPO companies in the biotechnology, medical device, IT/software, cleantech and health care space. These 193 companies were selected because they were at a similar stage of development as we are and the majority of such companies were also based on the west coast and had levels of funding ranging from $15 million to $70 million. Accordingly, our Compensation Committee determined that these companies represented the types of companies with which we compete for executive employees. Based on our goal of attracting and retaining talented individuals to serve as executive officers in a competitive market, J. Thelander Consulting recommended targeting the 75th percentile of base salary, bonus and equity compensation offered by this group of companies. J. Thelander Consulting recommended targeting the 75th percentile of compensation at comparable companies in order to attract above-average executives, since attracting and retaining top talent is important to a smaller company like ours. To that end, J. Thelander Consulting recommended that we increase our offered base salary and bonus compensation for executive officers, and maintain the current level of offered equity compensation. Our Compensation Committee considered the recommendations and determined that the current compensation packages for our executive officers were sufficient in light of current market conditions, input from management and the desire to allocate resources to our clinical development study instead.

J. Thelander Consulting also reviewed the change in control and severance benefits we had in place at the time for our executives, which included all of our named executive officers. J. Thelander Consulting recommended that we maintain our current benefit levels for cash severance and health benefits, which are 12 months’ cash severance and benefits continuation for our Chief Executive Officer and six months’ cash severance and benefits continuation for our other executive officers, but provide for 100% acceleration of equity awards vesting in connection with the termination of employment of our executive officers in certain circumstances. At the time of J. Thelander Consulting’s review, our change of control and severance benefits provided acceleration of 12 months of equity award vesting for our Chief Executive Officer and Chief Medical Officer and six months of equity award vesting for our other executive officers. Our Compensation Committee considered the recommendations and determined that the existing change of control and severance provisions for our executive officers were adequate to provide security to our executive officers whose leadership and experience would be crucial to maximize stockholder value during the course of ordinary business.

In September 2009, our Compensation Committee engaged J. Thelander Consulting to review and provide comparative data on the base salary, bonus and equity compensation of (i) chief executive officers of private biotechnology companies with funding levels between $50 to $70 million and (ii) chief executive officers and other executive officers of publicly traded biotechnology companies with a market capitalization between $220 to $375 million. J. Thelander Consulting also provided a review of the board compensation of such publicly traded biotechnology companies. Our Compensation Committee reviewed the report by J. Thelander Consulting, but has not yet made a determination on any changes to our executive compensation.

J. Thelander Consulting was retained by and reported directly to our Compensation Committee.

Compensation Elements

Base Salary.  The base salaries of our named executive officers are primarily established based on the scope of their responsibilities and performance, taking into account the J. Thelander Consulting comparable company data and based upon our Compensation Committee’s understanding of compensation paid to similarly situated executives, and adjusted as necessary to recruit or retain specific individuals. In making determinations about the performance of our named executive officers, our Compensation Committee takes into account corporate goals, which are set annually by our Compensation Committee and generally include milestones related to our preclinical and clinical studies and fundraising, as well as informal individual goals, which are position-specific and are communicated to the named executive officer over the course of the year. In 2008, our corporate goals focused on clinical development of our product candidates, including achieving full enrollment in our Phase 2b clinical study and receiving advice from the FDA on a Special Protocol Assessment for a Phase 3 clinical study protocol for A-002, while our 2009 corporate goals focused on the continued clinical development of our product candidates, including completion of our Phase 2b clinical study for A-002.

We typically review the base salaries of our named executive officers annually. We may also increase the base salary of an executive officer at other times if a change in the scope of the executive’s responsibilities, such as promotion, justifies such consideration. Although we do not target a specific percentile range, we believe that a competitive base salary relative to the companies with which we compete for executives is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on experience, skills and expected contributions of our executives and our executives’ performance during the prior year.

As part of its annual evaluation of salaries in 2008 for our named executive officers, our Board of Directors elected to maintain salaries for Mr. Truex and our other named executive officers at then-current levels. This determination was based on the recommendation of our Compensation Committee that such base salary provided adequate fixed income as compared to comparable company data and our Compensation Committee’s own understanding of compensation at other pre-IPO companies in comparable industries, based in part on their respective experience on the Board of Directors of such companies, as well as management’s view that base salaries should generally stay at the same level.

In February 2009, upon our Compensation Committee’s recommendation, our Board of Directors approved temporary reduction in cash compensation of approximately 14% on average for all of our employees, including our named executive officers, which compensation reduction was reinstated in August 2009. This measure was taken in connection with the redeployment of resources to our research and development activities and the elimination of four positions in light of the financing and economic environment. In connection with this salary reduction, Mr. Truex was granted special authority by our Board of Directors to allocate in his sole discretion options to purchase an aggregate of 26,285 shares to individuals, including our named executive officers, who had demonstrated high achievement toward our goals.

On April 21, 2010, as part of its annual review of compensation, the Board of Directors, upon the recommendation of the Compensation Committee, approved annual base salary adjustments for Company employees, including certain of the Company’s named executive officers, which became effective on May 1, 2010. The adjusted base salaries for such named executive officers are as follows:

	Current Annual	Annual Base Salary
Named Executive Officer	Base Salary	Effective May 1, 2010

Paul F. Truex, President and Chief Executive Officer	$300,000	$425,000
Christopher P. Lowe, Chief Financial Officer and Vice President of Administration	$250,000	$300,000
James E. Pennington, M.D., Senior Clinical Fellow	$290,000	$290,000
Colin Hislop, M.D., Senior Vice President and Chief Medical Officer	$270,000	$320,000
Debra Odink, Ph.D., Senior Vice President, Pharmaceutical Research and Development	$200,000	$225,000
Stephen Lau, Vice President, Corporate and Business Development	$200,000	$210,000

In connection with Dr. Odink’s promotion to Senior Vice President, Pharmaceutical Research and Development in June 2010, her annual base salary was increased from $225,000 to $250,000.

Cash Bonuses.  As of December 31, 2009, we did not have a formal cash incentive program. While we have paid cash bonuses based on the achievement of approved operational milestones in the past, we did not establish a formal cash incentive program, nor did we pay any bonuses based on corporate goals in 2008. Our Compensation Committee has not made a determination or approved the payment of any bonuses based on corporate goals in 2009. Our 2008 and 2009 corporate goals were informal, but focused on the achievement of the following: in 2008, (1) developing and implementing an adjusted clinical development plan for our product candidates based on changes in market conditions and regulatory guidance and (2) obtaining additional financing; and in 2009, (1) continued clinical development of our product candidates, and (2) obtaining additional financing. For 2008, our Compensation Committee made the decision not to pay annual bonuses based on the need to manage expenses and allocate resources to our clinical development programs, and did not formally evaluate whether our 2008 corporate goals had been achieved. We did not have additional individual performance goals for our named executive officers in 2008 or 2009. Our Compensation Committee has the authority to award discretionary performance-based cash bonuses to our executive officers and certain non-executive employees. Our Compensation Committee considers awarding such discretionary bonuses in the event of extraordinary short-term efforts and achievements by our executives and employees, as recommended by management. No such discretionary bonuses were awarded in 2008. In 2009, discretionary bonuses were awarded to certain of our employees, including Dr. Hislop, Dr. Odink and Mr. Lau, in recognition of their efforts in connection with certain business development efforts.

On March 24, 2010, the Board of Directors adopted the Company’s Executive Incentive Bonus Plan (the “Bonus Plan”), which applies to certain key executives (the “Executives”) that are recommended by the Compensation Committee and selected by the Board. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Board and related to financial and operational metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), which would include the achievement of clinical study or operational milestones, results of clinical studies and achievement of specified financial metrics or objectives. Any bonuses paid under the Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas shall be adopted in each performance period by the Board and communicated to each Executive. No bonuses shall be paid under the Bonus Plan unless and until the Board makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may adjust bonuses payable under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Executives under the Bonus Plan based upon such other terms and conditions as the Board may in its discretion determine.

Each Executive shall have a targeted bonus opportunity set for each performance period. The maximum bonus payable to an Executive under the Bonus Plan is 125% of the Executive’s bonus opportunity. The Performance Goals will be measured at the end of each fiscal year after the Company’s financial reports have been published or such other appropriate time as the Board shall determine. If the Performance Goals are met, payments will be made within 30 days thereafter, and if met for the previous fiscal year, not later than March 31. An Executive must be employed by the Company as of the payment date in order to receive a bonus payment, provided that the Board may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of an Executive’s termination of employment, retirement, death or disability.

Equity Incentive Compensation.  We generally grant stock options to our employees, including our named executive officers, in connection with their initial employment with us. We also typically grant stock options on an annual basis as part of annual performance reviews of our employees. Our Compensation Committee has established grant guidelines for our employees, other than our Chief Executive Officer, based on an employee’s position. These guidelines specify a range of equity grant amounts, expressed as a percentage of our common stock outstanding on a fully-diluted basis, which range from 0.02% to 2.75%, depending on position.

Grant guidelines for our named executive officers, other than our Chief Executive Officer, range from 0.25% to 2.75%, and ranges for each position are as follows:

Principal Position	Grant Guidelines

Chief Financial Officer	1.25% - 2.5%
Chief Medical Officer	1.25% - 2.5%
Senior Vice President, Clinical/Medical	1.0% - 2.0%
Vice President, Non-Clinical/Pre-Clinical	0.25% - 1.0%

Our Compensation Committee has not established grant guidelines for our Chief Executive Officer and any grants made are at the discretion of our Board of Directors.

Each of our named executive officers has either purchased restricted shares of common stock or received stock options to purchase shares of common stock in connection with their initial employment with us. We grant equity incentive compensation to our executive officers because we believe doing so will motivate our executives by aligning their interests more closely with the interests of our stockholders. Certain employees, including Mr. Truex, were granted restricted stock in 2004 and 2005 because we believed that it was appropriate for our initial key employees to have an immediate equity stake, and because we believed owning restricted stock would more closely align the interests of the recipient with those of our stockholders. Now that we are a more mature company, we believe it is generally more appropriate to grant options to employees, as is the general practice at other companies with which we compete for talent, although we may continue to grant restricted stock or grant other types of equity awards when we deem it appropriate and in our stockholders’ best interests.

In connection with their initial employment, each of our named executive officers was granted stock options to purchase shares of our common stock, for an aggregate of 362,147 shares at an exercise price equal to the fair value of such shares at the dates of grant, which ranged from $0.14 to $1.34 per share. The options held by each named executive officer are subject to vesting in order to encourage each named executive officer to remain with us for several years, and subject to the other provisions of their respective option agreements, which are described below.

Equity incentive grants to our named executive officers and other employees are currently made at the discretion of our Board of Directors with the recommendation of our Compensation Committee out of our 2005 Equity Incentive Plan, or 2005 Equity Plan. In determining equity incentive grants, the compensation committee considers the grant guidelines it has established for each position, along with the equity incentives already provided to an employee. Our compensation committee also considers individual performance, based on an informal evaluation of the individual’s contribution to our corporate goals (which generally include milestones related to our preclinical and clinical studies and fundraising) and input received from management.

Our 2008 corporate goals included:

•	initiation of our Phase 2b FRANCIS study;

•	developing a regulatory path for our cardiovascular program;

•	continued enrollment of patients in our IMPACTS study on the schedule prescribed by the clinical study protocol; and

•	obtaining financing sufficient to fund the above goals.

Our 2009 corporate goals included:

•	completion of our Phase 2b FRANCIS study;

•	completion of the technology transfer of A-623 from Amgen;

•	successful evaluation by a DSMB of the safety profile of A-001; and

•	obtaining financing sufficient to fund the above goals.

Under the 2005 Equity Plan, we may grant equity incentive awards in the form of stock options, restricted stock awards or stock appreciation rights. In 2008, our Board of Directors granted options to purchase a total of 327,973 shares of common stock to our employees, directors and consultants, including options to purchase a total of 224,882 shares of common stock to our named executive officers, all at an exercise price of $1.34 per share, which represented the fair value of our common stock on the dates of grant, as determined by our Board of Directors. In 2009, our Board of Directors granted options to purchase a total of 405,358 shares of common stock to our employees, directors and consultants, including options to purchase a total of 214,073 shares of common stock to our named executive officers, at exercise prices of $1.51 and $7.70 per share, which represented the fair value of our common stock on the dates of grant, as determined by our Board of Directors. In exercising its discretion to determine the amount of each grant for recommendation to our Board of Directors, the Compensation Committee generally takes into account each individual’s contributions towards the achievement of our annual corporate goals; however, in 2008, no named executive officers received grants of equity awards, other than Mr. Lowe and Mr. Lau, whose grants of 122,663 and 102,219 options to purchase shares of our common stock, respectively, were made in connection with their initial employment. Furthermore, in 2009, upon the Compensation Committee’s recommendation, our Board of Directors approved grants of equity awards to employees, including our named executive officers, who received a temporary reduction in cash compensation as discussed above and whose performance supported our 2008 corporate goals. Mr. Truex, Mr. Lowe, Dr. Pennington, Dr. Hislop, Dr. Odink and Mr. Lau each received grants of equity awards based upon the management team’s contributions to our 2008 corporate goals on a relative scale dependent on such named executive officer’s job function and responsibility. The amount of each grant was based upon industry data as well as such named executive officer’s current level of equity awards. In addition, as discussed above in connection with the salary reduction, Mr. Truex was granted special authority by our Board of Directors to allocate in his sole discretion options to purchase shares of our common stock to individuals who had demonstrated high achievement toward our corporate goals, which individuals included our named executive officers. Dr. Hislop and Mr. Lau each received grants of equity awards in April 2009, which grants were based on Dr. Hislop’s contributions to our FRANCIS study and Mr. Lau’s contributions to our business development activities. All of these grants were made to further motivate the recipients by aligning their interests more closely with our stockholders over the next several years by providing them with an equity interest in the company.

The exercise price of each stock option granted under our 2005 Equity Plan is based on the fair value of our common stock on the date of grant. Historically, the fair value of our common stock for purposes of determining the exercise price of stock options has been determined by our Board of Directors based on its analysis of a number of factors including, among others, the total company valuation implied by our rounds of financing, the market value of similarly situated public companies, our anticipated future risks and opportunities, the rights and preferences of our preferred stock and the discounts customarily applicable to common stock of privately-held companies. We engaged independent valuation firms to assess the fair value of our common stock during 2006, 2007 and 2008. Based on several factors considered by our Board of Directors, including the valuation reports prepared by such firms, we determined the fair value of our common stock or option grants made in February and April 2009 to be $1.51 per share, and for options grants made in 2008 to be $1.34 per share. Based on several factors considered by our Board of Directors, we determined the fair value of our option grants made in October 2009 to be $7.70 per share. Following our initial public offering, all stock options continue to be granted with an exercise price equal to the fair value of our common stock on the date of grant, but fair value is defined as the closing market price of a share of our common stock on the date of grant. We do not currently have any program, plan or practice of setting the exercise price based on a date or price other than the fair value of our common stock on the grant date.

Stock option awards provide our named executive officers and other employees with the right to purchase shares of our common stock at a fixed exercise price, subject to their continued employment. Stock options are earned on the basis of continued service and generally vest over four years, beginning with vesting as to 25% of the award on the one-year anniversary of the date of grant, and pro-rata vesting monthly thereafter. Our stock options may also be exercised prior to the award vesting in full, subject to our right of repurchase pursuant to the 2005 Equity Plan. In addition, we have also granted options to purchase smaller amounts of stock, typically fewer than 10,000 shares, which are immediately vested to recognize employee contributions, including those of our named executive officers. Furthermore, we generally grant incentive stock options to employees up to the statutory limit, then non-statutory options thereafter and non-statutory options to non-employees. See the section entitled “— Potential Payments Upon Termination or Change in Control” for a discussion of the change in control provisions related to stock options.

While we have only granted restricted stock awards to certain of our initial key employees, we have the authority to do so under our 2005 Equity Plan and our 2010 Stock Option and Incentive Plan, or 2010 Equity Plan. Restricted stock awards provide our named executive officers and other employees with the ability to purchase shares of our common stock at a fixed purchase price at the time of grant by entering into a restricted stock purchase agreement. Similar to stock options, shares of restricted stock are earned on the basis of continued service and generally vest over four years, beginning with vesting as to 25% of the award on the one year anniversary of the date of grant and pro-rata vesting quarterly thereafter. See the section below entitled “— Potential Payments Upon Change in Control and Termination” for a discussion of the change in control provisions related to restricted stock.

We adopted an equity award grant policy that formalizes how we grant equity-based awards to officers and employees. Under our equity award grant policy, all grants must be approved by our Board of Directors or Compensation Committee. All stock options will be awarded with an exercise price equal to the fair value of our common stock and calculated based on our closing market price on the last trading day of the quarter in which the grant is approved.

Other Compensation.  We currently maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan.

As discussed below in “— Severance and Change in Control Agreements” and in “— Potential Payments Upon Change in Control and Termination,” we have, for all named executive officers (other than Dr. Pennington), agreements providing certain benefits upon termination of their employment in relation to a change in control, including the acceleration of vesting of restricted stock and options. Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers under certain circumstances, rather than negotiating severance at the time that a named executive officer’s employment terminates. We have also determined that accelerated vesting provisions in connection with a termination following a change of control are appropriate because they will encourage our restricted stock and option holders, including our named executive officers, to stay focused in such circumstances, rather than the potential implications for them.

All of our named executive officers, except for Dr. Pennington, are party to severance agreements that provide benefits upon termination of employment in connection with a change of control. In addition, in December 2007, our Compensation Committee recommended and our Board of Directors agreed that Mr. Lowe, our chief financial officer, should be offered the same change of control severance benefit levels as our chief executive officer, in light of his role in the company.

Tax and Accounting Treatment of Compensation.  Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than the chief financial officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. Grants of stock options and stock appreciation rights under our 2010 Equity Plan are intended to qualify for the exemption. Restricted stock awards and restricted stock unit awards under our 2010 Equity Plan, as well as performance cash awards, may qualify for the exemption if certain additional requirements are satisfied. To maintain flexibility in compensating officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation may be limited by section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.

We account for equity compensation paid to our employees under the rules of FASB ASC 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table summarizes the compensation that we paid to our Chief Executive Officer, Chief Financial Officer and each of our four other most highly compensated executive officers during the years ended December 31, 2009 and 2008. We refer to these officers in this proxy statement as our named executive officers.

Name and Principal Position as of		Salary	Bonus	Awards	Total
December 31, 2009 and December 31, 2008	Year	($)	($)	($)(1)	($)

Paul F. Truex	2009	$281,837	—	$88,125	$369,962
President, Chief	2008	$300,000	—	$—	$300,000
Executive Officer, and Director
Christopher P. Lowe	2009	$241,174	—	$23,500	$264,674
Chief Financial Officer and	2008	$250,000	—	$117,411	$367,411
Vice President of Administration
James E. Pennington, M.D.	2009	$228,845	—	$29,375	$258,220
Executive Vice President and	2008	$290,000	—	$—	$290,000
Chief Medical Officer
Colin Hislop, M.D.	2009	$259,621	$1,247	$8,795	$289,663
Senior Vice President,	2008	$270,000	—	$—	$270,000
Cardiovascular Products
Debra Odink, Ph.D.	2009	$158,580	$3,996	$29,375	$191,951
Vice President, Pharmaceutical	2008	$200,000	$—	$—	$200,000
Research and Development
Stephen Lau	2009	$189,621	$1,682	$16,162	$207,465
Vice President, Corporate	2008	$180,303	—	$97,843	$278,146
and Business Development

(1)	This column reflects the aggregate grant date fair value of equity awards granted in 2009 or 2008 and calculated in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 8 to our financial statements (for the years ended December 31, 2007, 2008 and 2009, included as part of our Registration Statement on Form S-1) for a discussion of the assumptions made in determining the valuation of option awards.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to awards under our equity and non-equity incentive plans made by us to our named executive officers and stock options awarded to our named executive officers for the year ended December 31, 2009.

			All Other
			Option
			Awards:		Grant Date
			Number of	Exercise or	Fair Value of
			Securities	Base Price of	Stock and
			Underlying	Option	Option
Name	Grant Date		Options(1)	Awards ($/sh)	Awards ($)(2)

Paul F. Truex	2/18/2009		66,376	$1.51	$66,761
	2/18/2009		21,240	$1.51	$21,364
Christopher P. Lowe	2/18/2009		23,364	$1.51	$23,500
James E. Pennington, M.D.	2/18/2009		29,205	$1.51	$29,375
Colin Hislop, M.D.	2/18/2009		23,364	$1.51	$23,500
	4/15/2009	(3)	5,257	$1.51	$5,295
Debra Odink, Ph.D.	2/18/2009		29,205	$1.51	$29,375
Stephen Lau	2/18/2009		11,682	$1.51	$11,750
	4/15/2009	(3)	4,380	$1.51	$4,412

(1)	Unless otherwise noted in the footnotes, these options vest in equal monthly installments over four years. The vesting commencement date of these grants is August 12, 2008.

(2)	The grant date fair value of each equity award is computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. See Note 8 to our financial statements (for the years ended December 31, 2007, 2008 and 2009, included as part of our Registration Statement on Form S-1) for a discussion of the assumptions made in determining the valuation of option awards.

(3)	These options vest immediately on the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2009 with respect to our named executive officers.

	Option Awards						Stock Awards
								Market
								Value of
	Number of		Number of				Number	Shares or
	Securities		Securities				of Shares	Units of
	Underlying		Underlying				or Units	Stock
	Unexercised		Unexercised		Option	Option	of Stock	That Have
	Options		Options		Exercise	Expiration	That Have	Not
Name	Exercisable (#)		Unexercisable (#)*		Price ($)	Date	Not Vested (#)(1)	Vested ($)(2)

Paul F. Truex	21,417		1,947	(3)	$0.14	4/6/2016	—	—
	362,826		—		$0.26	1/23/2017	—	—
	44,252		22,124	(4)	$1.51	2/18/2019	—	—
	14,161		7,079	(5)	$1.51	2/18/2019	—	—
Christopher P. Lowe	2,920	(12)	—		$0.14	3/6/2016	—	—
	39,004		35,882	(6)	$1.34	2/21/2018	—	—
	24,884		22,893	(7)	$1.34	2/21/2018	—	—
	15,540		7,824	(4)	$1.51	2/18/2019	—	—
James E. Pennington, M.D.	26,103		11,864	(8)	$0.26	10/24/2017	—	—
	19,471		9,734	(4)	$1.51	2/18/2019	—	—
	—		—		—	—	32,857	$252,999
Colin Hislop, M.D.	145,130		—		$0.26	1/23/2017	—	—
	15,577		7,787	(4)	$1.51	2/18/2019	—	—
	5,257		—		$1.51	4/15/2019	—	—
Debra Odink, Ph.D.	19,471		9,734	(4)	$1.51	2/18/2009	—	—
Stephen Lau	34,323		40,563	(9)	$1.34	2/21/2018	—	—
	12,528		14,805	(10)	$1.34	2/21/2018	—	—
	7,786		3,896	(4)	$1.51	2/18/2019	—	—
	4,380	(11)	—		$1.51	4/15/2019	—	—

*	Unless otherwise noted in the footnotes, these options vest over four years as follows: 25% of the shares vest one year following the vesting commencement date, with the remaining 75% vesting in equal monthly installments over the next three years. All unvested options contain an early exercise feature subject to the Company’s right of repurchase pursuant to the 2005 Equity Plan.

(1)	The number in this column represents shares of unvested stock options that were acquired upon exercise of stock options prior to the stock option vesting in full and which remain subject to the Company’s right of repurchase as of December 31, 2009.

(2)	The fair value of our common stock as of December 31, 2009 was $7.70 per share.

(3)	The vesting commencement date of this incentive stock option is April 6, 2006.

(4)	This incentive stock option vests in equal monthly installments over four years commencing on August 12, 2008.

(5)	This non-statutory stock option vests in equal monthly installments over four years commencing on August 12, 2008.

(6)	The vesting commencement date of this incentive stock option is November 26, 2007.

(7)	The vesting commencement date of this non-statutory stock option is November 26, 2007.

(8)	The vesting commencement date of this incentive stock option is March 19, 2007.

(9)	The vesting commencement date of this incentive stock option is February 7, 2008.

(10)	The vesting commencement date of this non-statutory stock option is February 7, 2008.

(11)	This incentive stock option vested immediately on grant date.

(12)	These options were granted to Mr. Lowe on March 6, 2006 in his capacity as a consultant to the Company and vested immediately on the grant date.

Option Exercises and Stock Vested

Stock Vested — 2009

The following table sets forth certain information with respect to the stock vested during the year ended December 31, 2009 with respect to our named executive officers. There were no exercised stock options during the year ended December 31, 2009 with respect to our named executive officers.

Stock Awards
Number
	of Shares	Value
	Acquired on	Realized on
Name	Vesting (#)	Vesting ($)(3)

Paul F. Truex	—	—
Christopher P. Lowe	—	—
James E. Pennington, M.D.	26,285 (1)	195,560
Colin Hislop, M.D.	—	—
Debra Odink, Ph.D.	18,141 (2)	134,969
Stephen Lau	—	—

(1)	On April 23, 2007, Dr. Pennington exercised 105,140 shares underlying a stock option award prior to the award vesting in full. During the year ended December 31, 2009, the Company’s right of repurchase lapsed with respect to the number of shares in this column.

(2)	On October 19, 2007, Dr. Odink exercised 72,565 shares underlying a stock option award prior to the award vesting in full. During the year ended December 31, 2009, the Company’s right of repurchase lapsed with respect to the number of shares in this column.

(3)	This column reflects the intrinsic value realized for shares vested in 2009, which represents the difference between the fair value of our common stock as of December 31, 2009 and the exercise price of the stock option.

Stock and Benefit Plans

2005 Equity Incentive Plan

Our 2005 Equity Plan was adopted by our board of directors and approved by our stockholders in April 2005. We have reserved 2,175,817 shares of our common stock for the issuance of awards under the 2005 Equity Plan.

Our 2005 Equity Plan is administered by our board of directors, which has the authority to delegate full power and authority to a committee of the board. Our board of directors or any committee delegated by our board of directors has the power to select the individuals to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award, to provide substitute awards and to determine the specific terms and conditions of each award, subject to the provisions of the 2005 Equity Plan.

The 2005 Equity Plan permits us to make grants of incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights to employees, directors and consultants. Stock options granted under the 2005 Equity Plan have a maximum term of 10 years from the date of grant and incentive stock options have an exercise price of no less than the fair market value of our common stock on the date of grant. Upon a sale event in which all awards are not assumed or substituted by the successor entity, the vesting of awards under the 2005 Equity Plan shall be accelerated in full prior to the sale event and all stock options issued thereunder will terminate.

All stock option awards that are granted to our named executive officers are covered by a stock option agreement. Except as noted above, under the stock option agreements, 25% of the shares vest on the first anniversary of the grant date and the remaining shares vest monthly over the following three years. Our board of directors may accelerate the vesting schedule in its discretion. We did not engage in any option repricing or other modification to any of our outstanding equity awards during the fiscal year ended December 31, 2009.

Our board of directors has determined not to grant any further awards under the 2005 Equity Plan after the completion of our initial public offering. We have adopted the 2010 Equity Plan to be effective upon the consummation of an initial public offering, under which we expect to make all future awards.

Amended and Restated 2010 Stock Option and Incentive Plan

Please refer to “Proposal 2 — Approval of Amended and Restated 2010 Stock Option and Incentive Plan” for a summary of the material terms of the 2010 Plan.

401(k) Savings Plan

We have established a 401(k) plan to allow our employees to save on a tax-favorable basis for their retirement. We do not match any contributions made by any employees, including our named executive officers, pursuant to the plan.

Pension Benefits

None of our named executive officers participate in or have account balances in pension benefit plans sponsored by us.

Nonqualified Defined Contribution and Other Nonqualified Defined Compensation Plans

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Severance and Change in Control Arrangements

We consider it essential to the best interests of our stockholders to foster the continuous employment of our key management personnel. In this regard, we recognize that the possibility of a change in control may exist and that the uncertainty and questions that it may raise among management could result in the departure or distraction of management personnel to the detriment of the Company and our stockholders. In order to reinforce and encourage the continued attention and dedication of certain key members of management, we have entered into several change in control agreements and severance agreements with certain of our executive officers.

In these agreements, the definition of “change in control” generally means the occurrence, in a single transaction or in a series of related transactions of any one or more of the following events, subject to specified events: (a) any Exchange Act Person (defined in the change in control agreements generally as any natural person, entity, or group not including the Company or any subsidiaries) becomes the owner of securities representing more than 50% of the combined voting power of our then outstanding securities; (b) a merger, consolidation or similar transaction involving the Company is consummated and immediately after the consummation of such merger, consolidation, or similar transaction, our stockholders immediately prior thereto do not own either outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction; or (c) a sale, lease, license or other disposition of all or substantially all of our consolidated assets is consummated.

In these agreements, “cause” means: (a) gross negligence or willful misconduct in the performance of duties that is not cured within 30 days of written notice, where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company; (b) repeated unexplained or unjustified absence; (c) a material and willful violation of any federal or state law; (d) commission of any act of fraud with respect to the Company; or (e) commission of an act of moral turpitude or conviction of or entry of a plea of nolo contendere to a felony.

“Constructive termination” means an officer’s resignation within 180 days of the occurrence of any of the following events without the officer’s prior written consent, provided the officer provides notice within 90 days of the first occurrence of such event and such event remains uncured 30 days after delivery of the written notice: (a) a material diminution of such officer’s duties, responsibilities or authority; (b) a material diminution of base compensation; or (c) a material change in the geographic location at which the officer provides services to us.

Paul F. Truex

On October 15, 2009, we entered into an amended and restated change in control agreement with Mr. Truex. Upon the occurrence of a change in control or within 12 months thereafter, if we terminate Mr. Truex’s employment for any reason other than for cause or if there is a constructive termination, in either case, Mr. Truex is entitled to receive as severance compensation 100% of his then-current base salary for a period of up to 12 months and payment of continuation coverage premiums for health, dental, and vision benefits for Mr. Truex and his covered dependents, if any, for a period of 12 months pursuant to COBRA. In addition, Mr. Truex is entitled to receive (i) 12 months’ accelerated vesting of any unvested options to purchase our common stock and (ii) the immediate lapsing of any vesting restrictions on any restricted stock awards as of the date of termination.

Christopher P. Lowe

On October 12, 2009, we entered into an amended and restated change in control agreement with Mr. Lowe. Upon the occurrence of a change in control or within 12 months thereafter, if we terminate Mr. Lowe’s employment for any reason other than for cause or if there is a constructive termination, in either case, Mr. Lowe is entitled to receive as severance compensation 100% of his then-current base salary for a period of up to 12 months and payment of continuation coverage premiums for health, dental, and vision benefits for Mr. Lowe and his covered dependents, if any, for a period of 12 months pursuant to COBRA. In addition, Mr. Lowe is entitled to receive (i) 12 months’ accelerated vesting of any unvested options to purchase our common stock and (ii) the immediate lapsing of any vesting restrictions on any restricted stock awards as of the date of termination.

James E. Pennington, M.D.

On October 15, 2009, we entered into an amended and restated severance benefits agreement with Dr. Pennington, which provides certain benefits upon the termination of employment. If we terminate Dr. Pennington’s employment for any reason other than for cause or if there is a constructive termination, in either case, Dr. Pennington is entitled to receive as severance compensation 100% of his then-current base salary and payment of continuation coverage premiums for health, dental, and vision benefits for Dr. Pennington and his covered dependents, if any, for a period of 12 months pursuant to COBRA. In addition, Dr. Pennington is entitled to receive: (i) 12 months’ accelerated vesting of his unvested options to purchase our common stock and (ii) the immediate lapsing of any vesting restrictions on any restricted stock awards as of the date of termination. This agreement was terminated on May 1, 2010, and Dr. Pennington is therefore no longer entitled to the severance benefits thereunder.

On June 2, 2010, we entered into an employment agreement with Dr. Pennington, which replaces the amended and restated severance benefits agreement entered into on October 15, 2009. The employment agreement provides that, as of May 1, 2010, and for a period of one year thereafter, Dr. Pennington will serve as our Senior Clinical Fellow. Dr. Pennington’s annual base salary will remain unchanged and any unvested portions of Dr. Pennington’s outstanding option grants shall be modified in that they shall vest (and the repurchase option with respect to any early exercised option grants shall lapse) over twelve months from May 1, 2010.

In addition, should we terminate Dr. Pennington’s employment prior to May 1, 2011 for any reason other than for cause or if there is a constructive termination, then Dr. Pennington is entitled to receive his base salary and COBRA premiums for health benefits to the same extent as if he had remained employed through May 1, 2011. Additionally, upon such termination of employment, all unvested shares to purchase our common stock pursuant to stock options shall become vested and any vesting restrictions on any restricted stock awards that Dr. Pennington holds as of the date of such termination of employment shall lapse.

Colin Hislop, M.D.

On October 15, 2009, we entered into an amended and restated change in control agreement with Dr. Hislop. Upon the occurrence of a change in control or within 12 months thereafter, if we terminate Dr. Hislop’s employment for any reason other than for cause or if there is a constructive termination, in either case, Dr. Hislop is entitled to receive as severance compensation 100% of his then-current base salary for a period of up to six months and payment of continuation coverage premiums for health, dental, and vision benefits for Dr. Hislop and his covered dependents, if any, for a period of six months pursuant to COBRA. In addition, Dr. Hislop is entitled to receive (i) six months’ accelerated vesting of any unvested options to purchase our common stock and (ii) the immediate lapsing of any vesting restrictions on any restricted stock awards as of the date of termination.

Debra Odink, Ph.D.

On October 15, 2009, we entered into an amended and restated change in control agreement with Dr. Odink. Upon the occurrence of a change in control or within 12 months thereafter, if we terminate Dr. Odink’s employment for any reason other than for cause or if there is a constructive termination, in either case, Dr. Odink is entitled to receive as severance compensation 100% of her then-current base salary for a period of up to six months and payment of continuation coverage premiums for health, dental, and vision benefits for Dr. Odink and her covered dependents, if any, for a period of six months pursuant to COBRA. In addition, Dr. Odink is entitled to receive (i) six months’ accelerated vesting of any unvested options to purchase our common stock and (ii) the immediate lapsing of any vesting restrictions on any restricted stock awards as of the date of termination.

Stephen Lau

On October 16, 2009, we entered into an amended and restated change in control agreement with Mr. Lau. Upon the occurrence of a change in control or within 12 months thereafter, if we terminate Mr. Lau’s employment for any reason other than for cause or if there is a constructive termination, in either case, Mr. Lau is entitled to receive as severance compensation 100% of his then-current base salary for a period of up to six months and payment of continuation coverage premiums for health, dental, and vision benefits for Mr. Lau and his covered dependents, if any, for a period of six months pursuant to COBRA. In addition, Mr. Lau is entitled to receive (i) six months’ accelerated vesting of any unvested options to purchase our common stock and (ii) the immediate lapsing of any vesting restrictions on any restricted stock awards as of the date of termination.

All payments and benefits are conditioned on the executive’s execution and non-revocation of a general release agreement at the time of termination. All payments due upon termination (as discussed in this entire section) may be delayed up to six months from the termination date if necessary to avoid adverse tax treatment under Section 409A of the Internal Revenue Code.

Potential Payments Upon Change in Control and Termination

The tables below reflect potential payments and benefits available for each of our named executive officers upon termination in connection with a change in control or termination, assuming the date of occurrence is December 31, 2009. See section entitled “— Severance and Change in Control Agreements” above.

Named Executive Officer Benefits and Payments Upon Termination(1)

		Involuntary
		Termination within
	Involuntary	One Year of Change
Name	Termination(2)	in Control(3)

Paul F. Truex	—	$310,630
Christopher P. Lowe	—	$259,483
James E. Pennington, M.D.	$297,385	$297,385
Colin Hislop, M.D.	—	$139,792
Debra Odink, Ph.D.	—	$104,663
Stephen Lau	—	$105,207

(1)	Assumes triggering event effective as of December 31, 2009. Upon a voluntary termination or termination for cause, each named executive officer would receive any earned but unpaid base salary and unpaid vacation accrued until December 31, 2009. These payments would be available to all employees upon termination.

(2)	Includes continuation of base salary determined as of December 31, 2009 and health, dental and vision benefits for 12 months for Dr. Pennington.

(3)	Includes continuation of base salary determined as of December 31, 2009 and health, dental and vision benefits for 12 months for Mr. Truex, Mr. Lowe and Dr. Pennington. All other named executive officers receive six months’ continuation of base salary and benefits.

Acceleration of Vesting of Options upon Termination(1)

	Number of Shares of		Number of Shares of
	Accelerated Stock and Value		Accelerated Stock and Value
	upon Involuntary		upon Involuntary
	Termination and in		Termination and not in
	Connection with a		Connection with a
Name	Change in Control(2)		Change in Control(3)

Paul F. Truex	$163,751	(4)	—
Christopher P. Lowe	$423,753	(5)	—
James E. Pennington, M.D.	$537,151	(6)	$537,151 (6)
Colin Hislop, M.D.	$18,235	(7)	—
Debra Odink, Ph.D.	$22,794	(8)
Stephen Lau	$170,875	(9)	—

(1)	Assumes triggering event effective as of December 31, 2009 and excludes vested stock held as of such date. There was no public market for our common stock in 2009. We have estimated the market value of the accelerated option shares based on the difference between our initial public offering price of $7.00 per share and the exercise price of such accelerated options.

(2)	Includes acceleration of options for 12 months for Mr. Truex, Mr. Lowe and Dr. Pennington. All other named executive officers have six months’ acceleration of options.

(3)	Includes acceleration of options for 12 months for Dr. Pennington.

(4)	12,897 of Mr. Truex’s options would accelerate upon involuntary termination and in connection with a change of control.

(5)	33,510 of Mr. Lowe’s options would accelerate upon involuntary termination and in connection with a change of control.

(6)	39,426 of Dr. Pennington’s options would accelerate upon involuntary termination, including 26,285 shares with respect to which the Company’s right of repurchase would lapse, which shares were acquired by Dr. Pennington upon exercise of options containing an early exercise feature.

(7)	1,460 of Dr. Hislop’s options would accelerate upon involuntary termination and in connection with a change of control.

(8)	1,825 of Dr. Odink’s options would accelerate upon involuntary termination and in connection with a change of control.

(9)	13,507 of Mr. Lau’s options would accelerate upon involuntary termination and in connection with a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2009, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, each of whom we refer to as a Beneficial Owner, or any member of the immediate family of any of the foregoing persons. The following discussion reflects a 1-to-1.712 reverse split of our common stock effected on February 22, 2010, but does not give effect to the conversion of our preferred stock into shares of common stock in connection with our initial public offering.

Private Placements of Securities

2009 Note and Warrant Financing

In July and September 2009, we sold convertible promissory notes, or the 2009 notes, that are secured by a first priority security interest in all of our assets, and warrants, or the 2009 warrants, to purchase shares of our equity securities to certain of our existing investors for an aggregate purchase price of $10.0 million. We refer to these transactions collectively as our 2009 note and warrant financing. The 2009 notes accrue interest at a rate of 8% per annum and have a maturity date of the earliest of (i) July 17, 2010, (ii) the date of the sale of all or substantially all of our equity interests or assets or (iii) an event of default pursuant to the terms of the 2009 notes. The 2009 notes are automatically convertible into the securities that are sold in our next equity financing at a 25% discount to the price to which such securities are sold to other investors, or they are alternatively convertible into shares of our Series B-2 convertible preferred stock in connection with a change of control of the Company. Each 2009 warrant is exercisable for the security into which each 2009 note is converted, at the price at which that security is sold to other investors. Depending on when the 2009 notes are converted, each 2009 warrant may be exercisable for a number of shares equal to the quotient obtained by dividing (x) (i) 25% of the principal amount of the accompanying 2009 notes, in the event the conversion occurs prior to April 1, 2010, or (ii) 50% of the principal amount of the accompanying 2009 notes, in the event the conversion occurs on or after April 1, 2010, by (y) the purchase price of the securities into which the note is ultimately converted. In addition, if a sale of all or substantially all of our equity interests or assets should occur prior to our next equity financing and any 2009 note has not been converted, we are obligated to pay such 2009 note holder an amount equal to the accrued interest and two times the outstanding principal amount on such note in conjunction with the closing of such sale. The 2009 notes converted into shares of common stock in connection with our initial public offering, and thus no principal or interest payments were ever made on the notes and no amounts remain due under such notes.

The following table summarizes the participation in the 2009 bridge financing by any of our current directors, executive officers, Beneficial Owners or any member of the immediate family of any of the foregoing persons:

	Aggregate		Shares Acquired	Shares Underlying
	Consideration		upon Conversion	Outstanding
Name	Paid		of Notes(a)	Warrants(b)

VantagePoint	$4,569,675	(1)	907,345	163,200
Sofinnova	$2,951,720	(2)	586,088	105,418
Pappas	$770,225	(3)	152,932	27,507
Caxton Advantage Life Sciences Fund, L.P.	$854,190	(4)	169,605	30,506
HBM BioCapital	$854,190	(5)	169,605	30,505

TOTAL:	$10,000,000		1,985,575	357,136

(a)	Numbers in this column were calculated by dividing (x) the sum of (i) principal and (ii) accrued interest by (y) the conversion price of $5.25 per share.

(b)	Numbers in this column were calculated by dividing (x) the quotient of (i) the principal and (ii) 25% by (y) the initial public offering price of $7.00 per share.

(1)	Consists of (i) a convertible promissory note with a principal amount of $1,656,051 purchased by VantagePoint Venture Partners IV (Q), L.P. on July 17, 2009, (ii) a convertible promissory note with a principal amount of $2,484,076 purchased by VantagePoint Venture Partners IV (Q), L.P. on September 9, 2009, (iii) a convertible promissory note with a principal amount of $165,788 purchased by VantagePoint Venture Partners IV, L.P. on July 17, 2009, (iv) a convertible promissory note with a principal amount of $248,681 purchased by VantagePoint Venture Partners IV, L.P. on September 9, 2009, (v) a convertible promissory note with a principal amount of $6,031 purchased by VantagePoint Venture Partners IV Principals Fund, L.P. on July 17, 2009 and (vi) a convertible promissory note with a principal amount of $9,047 purchased by VantagePoint Venture Partners IV Principals Fund, L.P. on September 9, 2009.

(2)	Consists of (i) a convertible promissory note with a principal amount of $1,180,688 purchased by Sofinnova Venture Partners VI, L.P. on July 17, 2009 and (ii) a convertible promissory note with a principal amount of $1,771,032 purchased by Sofinnova Venture Partners VI, L.P. on September 9, 2009.

(3)	Consists of (i) a convertible promissory note with a principal amount of $290,058 purchased by A.M. Pappas Life Science Ventures III, L.P. on July 17, 2009, (ii) a convertible promissory note with a principal amount of $435,086 purchased by A.M. Pappas Life Science Ventures III, L.P. on September 9, 2009, (iii) a convertible promissory note with a principal amount of $18,032 purchased by PV III CEO Fund, L.P. on July 17, 2009 and

(iv) a convertible promissory note with a principal amount of $27,049 purchased by PV III CEO Fund, L.P. on September 9, 2009.

(4)	Consists of (i) a convertible promissory note with a principal amount of $341,676 purchased by Caxton Advantage Life Sciences Fund, L.P. on July 17, 2009 and (ii) a convertible promissory note with a principal amount of $512,514 purchased by Caxton Advantage Life Sciences Fund, L.P. on September 9, 2009.

(5)	Consists of (i) a convertible promissory note with a principal amount of $290,424 purchased by HBM BioCapital (EUR) L.P. on July 17, 2009, (ii) a convertible promissory note with a principal amount of $435,637 purchased by HBM BioCapital (EUR) L.P. on September 9, 2009, (iii) a convertible promissory note with a principal amount of $51,252 purchased by HBM BioCapital (USD) L.P. on July 17, 2009 and (iv) a convertible promissory note with a principal amount of $76,877 purchased by HBM BioCapital (USD) L.P. on September 9, 2009.

2009 Equity Financing

On September 25, 2009, we entered into a stock purchase agreement, as amended to add an additional purchaser on November 3, 2009, with certain existing holders of our preferred stock for the sale of shares of our common stock equal to $20.5 million divided by the price per share at which shares of our common stock are sold to the public in an initial public offering, or IPO, minus any per-share underwriting discounts, commissions or fees. We refer to this transaction as the 2009 equity financing. Pursuant to the terms of the stock purchase agreement, the investors deposited $20.5 million into an escrow account for the purchase of the shares. On December 11, 2009, we entered into a note purchase agreement and amended escrow agreement with the investors to release $3.4 million of the $20.5 million held in the escrow account and issue such investors convertible promissory notes for the released amount, which notes we refer to as the escrow notes and which are more fully described below. The balance of the funds, or $17.1 million, held in the escrow account will be released simultaneously with the closing of an IPO in which the aggregate net proceeds to us (after underwriting discounts, commissions and fees) are at least $50.0 million. On February 24, 2010, we amended the stock purchase agreement and escrow agreement with such holders to provide that the funds held in the escrow account will be released simultaneously with the closing of an IPO in which the aggregate net proceeds to us (after underwriting discounts, commissions and fees) are at least $20.0 million. The funds held in the escrow account were released in connection with the closing of our initial public offering on March 4, 2010.

The following table summarizes commitments made to participate in the 2009 equity financing by any of our current directors, executive officers, Beneficial Owners or any member of the immediate family of any of the foregoing:

	Aggregate Consideration		Shares Issued
	to be Paid upon Closing		upon Release of
Name	of the 2009 Equity Financing		Escrow Account(a)

VantagePoint	$7,586,035	(1)	1,152,891
Sofinnova	$4,898,784		744,496
Pappas	$1,279,265	(2)	194,416
Caxton Advantage Life Sciences Fund, L.P.	$1,417,958		215,495
HBM BioCapital	$1,417,958	(3)	215,495

TOTAL:	$16,600,000		2,522,793

(a)	Numbers in this column calculated by dividing the “Aggregate Consideration to be Paid upon Closing of the 2009 Equity Financing” by $6.58 (which equals the price per share to the public in our initial public offering less the underwriting discounts, commissions and fees).

(1)	Includes approximately $6,872,948 to be paid by VantagePoint Ventures IV (Q), L.P., approximately $688,053 to be paid by VantagePoint Venture Partners IV, L.P. and approximately $25,034 to be paid by VantagePoint Venture Partners IV Principals Fund, L.P.

(2)	Includes approximately $1,204,428 to be paid by A.M. Pappas Life Science Ventures III, L.P. and approximately $74,837 to be paid by PV III CEO Fund, L.P.

(3)	Includes approximately $1,205,264 to be paid by HBM BioCapital (EUR) L.P. and approximately $212,694 to be paid by HBM BioCapital (USD) L.P.

One additional purchaser, Shionogi & Co., Ltd., who is not a current director, executive officer, Beneficial Owner or a member of the immediate family of any of the foregoing, has also committed $0.5 million to our 2009 equity financing, and thus received 75,987 shares upon release of the escrow account.

2009 Escrow Notes

On December 11, 2009, we sold convertible promissory notes, or the escrow notes, that are secured by a first priority security interest in all of our assets to purchase shares of our equity securities to certain of our existing investors for an aggregate purchase price of $3.4 million. The escrow notes accrue interest at a rate of 8% per annum and have a maturity date of the earlier of (i) July 17, 2010 or (ii) an event of default pursuant to the terms of the escrow notes. The escrow notes are automatically convertible into common stock upon the consummation of an IPO in which the aggregate net proceeds to us (after underwriting discounts, commissions and fees) are at least $50.0 million, at the price per share in which shares are sold to the public, minus any per-share underwriting discounts, commissions or fees. However, if an IPO is not consummated by February 28, 2010, the escrow notes become exchangeable for exchange notes in the same principal amount plus any accrued interest thereon, which are automatically convertible into the securities that are sold in our next equity financing at a 25% discount to the price in which such securities are sold to other investors, or they are alternatively convertible into shares of our Series B-2 convertible preferred stock in connection with a change of control of the Company. In addition, each exchange note that is issued will be accompanied by a warrant, which is exercisable for the security into which the accompanying exchange note, if any, is converted, at the price at which that security is sold to other investors. Depending on when the exchange notes are converted, each warrant may be exercisable for a number of shares equal to the quotient obtained by dividing (x) (i) 25% of the principal amount of the accompanying exchange notes, in the event the conversion occurs prior to April 1, 2010, or (ii) 50% of the principal amount of the accompanying exchange notes, in the event the conversion occurs on or after April 1, 2010, by (y) the purchase price of the securities into which the exchange note is ultimately converted. Furthermore, if a sale of all or substantially all of our equity interests or assets should occur prior to our next equity financing and any exchange note has not converted, we shall pay such exchange note holder an amount equal to the accrued interest and two times the outstanding principal amount on such note in conjunction with the closing of such sale. On February 24, 2010, the note holders waived their right to exchange the escrow notes for exchange notes and warrants unless our initial public offering were not consummated by March 31, 2010. In addition, on February 24, 2010, we amended the note purchase agreement relating to the escrow notes to provide that the escrow notes are automatically convertible into common stock upon the consummation of an initial public offering in which the aggregate net proceeds to us (after underwriting discounts, commissions and fees) are at least $20.0 million. The escrow notes automatically converted into common stock upon the closing of our initial public offering on March 4, 2010, and thus no principal or interest payments were ever made on the notes and no amounts remain due under such notes. Moreover, because the escrow notes were not exchanged, no warrants were ever issued in connection with such notes.

The following table summarizes the participation in the 2009 escrow notes by any of our current directors, executive officers, Beneficial Owners or any member of the immediate family of any of the foregoing persons:

	Aggregate		Shares Issued upon
	Consideration		Conversion
Name	Paid		of Escrow Notes(a)

VantagePoint	$1,553,766	(1)	240,222
Sofinnova	$1,003,366		155,127
Pappas	$262,018	(2)	40,509
Caxton Advantage Life Sciences Fund, L.P.	$290,425		44,901
HBM BioCapital	$290,425	(3)	44,901

TOTAL:	$3,400,000		525,660

(a)	Numbers in this column calculated by dividing (x) the sum of (i) “Aggregate Consideration to be Paid” and (ii) accrued interest by (y) $6.58 (which equals the price per share to the public in our initial public offering less the underwriting discounts, commissions and fees).

(1)	Consists of (i) a convertible promissory note with a principal amount of $1,407,712 purchased by VantagePoint Venture Partners IV (Q), L.P., (ii) a convertible promissory note with a principal amount of $140,927 purchased by VantagePoint Venture Partners IV, L.P. and (iii) a convertible promissory note with a principal amount of $5,127 purchased by VantagePoint Venture Partners IV Principals Fund, L.P.

(2)	Consists of (i) a convertible promissory note with a principal amount of $246,690 purchased by A.M. Pappas Life Science Ventures III, L.P. and (ii) a convertible promissory note with a principal amount of $15,328 purchased by PV III CEO Fund, L.P.

(3)	Consists of (i) a convertible promissory note with a principal amount of $246,861 purchased by HBM BioCapital (EUR) L.P. and (ii) a convertible promissory note with a principal amount of $43,564 purchased by HBM BioCapital (USD) L.P.

Other Related-Party Transaction

The spouse of Georgina Kilfoil, our Senior Vice President, Product Development and Clinical Operations, is the Chief Executive Officer of Inclin, Inc., or Inclin. Ms. Kilfoil was a consultant for Inclin until joining us in March 2010. We use Inclin’s clinical research organization services to supplement the clinical research organization services we receive from other providers. For the time period beginning January 1, 2009 and ending December 31, 2010, we expect that we will have paid Inclin approximately $500,000 for the clinical research organization services it provides to us.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our executive officers. As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. A “director” or “officer” includes any person who is or was a director or officer of us or as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at our request, but does not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Company with respect to such person’s activities prior to said transaction unless specifically authorized by our Board of Directors or our stockholders. Pursuant to our amended and restated bylaws, we also have the power to indemnify our employees to the extent permitted under Delaware law. Our amended and restated bylaws provide that we shall advance expenses to directors in connection with any proceeding in which such director is involved because of his or her status as a director and we may, at the discretion of our Board of Directors, advance expenses to officers and employees in connection with any proceeding in which such officer or employee is involved because of his or her status as such. Our amended and restated bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

We have entered into indemnification agreements with each of our directors and certain of our executive officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors; and

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Procedures for Approval of Related Person Transactions

The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions. The Audit Committee may establish such policies and procedures as it deems appropriate to facilitate such review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each director and each nominee to become a director, (ii) each named executive officer, (iii) all directors, nominees and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of April 30, 2010.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days after April 30, 2010, but excludes unvested stock options that contain an early exercise feature. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 30, 2010. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Percentage ownership calculations for beneficial ownership for each person or entity are based on 22,305,570 shares outstanding as of April 30, 2010. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Anthera Pharmaceuticals, Inc., 25801 Industrial Blvd., Suite B, Hayward, California 94545.

	Number of Shares
	Beneficially	Percent of
Name of Beneficial Owner	Owned	Class

5% or Greater Stockholders:
VantagePoint Venture Partners IV, L.P. and affiliated entities, or VantagePoint(1)	6,460,813	28.74%
Sofinnova Venture Partners VI, L.P. and affiliated entities, or Sofinnova(2)	4,177,621	18.64%
Caxton Advantage Life Sciences Fund, L.P.(3)	1,207,749	5.41%
HBM BioCapital, L.P. and affiliated entities(4)	1,521,851	6.81%
A.M. Pappas Life Science Ventures III, L.P. and affiliated entities(5)	1,159,806	5.19%
All 5% or greater stockholders as a group	14,527,840	64.06%
Named Executive Officers and Directors:
Paul F. Truex(6)	1,143,331	5.03%
Christopher P. Lowe(7)	207,259	*
James E. Pennington, M.D.(8)	156,094	*
Colin Hislop, M.D.(9)	173,265	*
Debra Odink, Ph.D.(10)	117,224	*
Stephen Lau(11)	72,524	*
Christopher S. Henney, Ph.D.(12)	102,429	*
Annette Bianchi(13)	11,499	*
James I. Healy, M.D., Ph.D.(2)(14)	4,198,064	18.73%
A. Rachel Leheny, Ph.D.(3)(15)	1,211,095	5.42%
Donald J. Santel(16)	12,412	*
Daniel K. Spiegelman(17)	—	—
David E. Thompson(18)	29,811	*
All named executive officers and directors as a group (13 persons)	7,438,577	31.89%

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)	Includes (i) 5,695,228 shares of common stock and 147,861 shares of common stock issuable upon exercise of warrants, all owned of record by VantagePoint Venture Partners IV (Q), L.P., (ii) 570,147 shares of common stock and 14,801 shares of common stock issuable upon exercise of warrants, all owned of record by VantagePoint Venture Partners IV, L.P., (iii) 20,739 shares of common stock and 538 shares of common stock issuable upon exercise of warrants, all owned of record by VantagePoint Venture Partners IV Principals Fund, L.P., and (iv) options to purchase an additional 11,499 shares of common stock that are exercisable within 60 days of April 30, 2010 that are owned of record by Annette Bianchi, over which VantagePoint has sole voting and investment power. Ms. Bianchi, a director of Anthera, is a Managing Director at VantagePoint. Alan E. Salzman, through his authority to cause the general partner of the limited partnerships that directly hold such shares to act, may be deemed to have voting and investment power with respect to such shares. Mr. Salzman disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest therein. The address for VantagePoint Venture Partners is 1001 Bayhill Drive, Suite 300, San Bruno, CA 94066.

(2)	Includes 4,072,203 shares of common stock and 105,418 shares of common stock issuable upon exercise of warrants, all owned of record by Sofinnova Venture Partners VI, L.P. Alain Azan, Eric Buatois, Michael Powell and Dr. James I. Healy are the managing members of the general partner of the limited partnership that directly holds such shares, and as such, may be deemed to share voting and investment power with respect to such shares. Dr. Healy is a director of Anthera. Messrs. Azan, Buatois and Powell and Dr. Healy disclaim beneficial ownership, except to the extent of their proportionate pecuniary interest in Sofinnova. The address for Sofinnova Ventures is 850 Oak Grove Ave., Menlo Park, CA 94025.

(3)	Includes (i) 1,173,896 shares of common stock and 30,506 shares of common stock issuable upon exercise of warrants, all owned of record by Caxton Advantage Life Sciences Fund, L.P. and (ii) options to purchase an additional 3,347 shares of common stock that are exercisable within 60 days of April 30, 2010 that are owned of record by Dr. A. Rachel Leheny over which Caxton Advantage Life Sciences Fund, L.P. may be deemed to hold voting power. Caxton Advantage Venture Partners, L.P. has voting and investment power with respect to such shares. Decisions by Caxton Advantage Venture Partners, L.P. with respect to such shares are made by Advantage Life Sciences Partners, LLC, the Managing General Partner of Caxton Advantage Venture Partners, L.P., together with the investment committee of Caxton Advantage Venture Partners, L.P. Dr. Leheny and Eric Roberts have authority to take action on behalf of Advantage Life Sciences Partners, LLC as members of Advantage Life Sciences Partners, LLC. The investment committee of Caxton Advantage Venture Partners, L.P. as of the date hereof is comprised of (i) Mr. Roberts, (ii) Dr. Leheny, (iii) Bruce Kovner and (iv) Peter D’Angelo and the consent of four members is required with respect to any decision by the Investment Committee. Dr. Leheny is a director of Anthera, is (i) a Managing Director of Caxton Advantage Venture Partners, L.P., which is the General Partner of Caxton Advantage Life Sciences Fund, L.P., a life-sciences venture capital fund that she co-founded in 2006 and is (ii) a member of Advantage Life Sciences Partners LLC. Mr. Roberts and Dr. Leheny and the members of the Caxton Advantage Venture Partners, L.P. investment committee disclaim beneficial ownership, except to the extent of their proportionate pecuniary interests, either directly, or indirectly through Caxton Advantage Venture Partners, L.P. (or through any other entity which is a limited partner in Caxton Advantage Life Sciences Fund, L.P.), in Caxton Advantage Life Sciences Fund, L.P. The address for Caxton Advantage Life Sciences Fund, L.P. is 500 Park Avenue, New York, NY 10022.

(4)	Includes (i) 1,267,645 shares of common stock and 25,930 shares of common stock issuable upon exercise of warrants, all owned of record by HBM BioCapital (EUR) L.P. and (ii) 223,701 shares of common stock and 4,575 shares of common stock issuable upon exercise of warrants, all owned of record by HBM BioCapital (USD) L.P., collectively, the HBM BioCapital Funds. The board of directors of HBM BioCapital Ltd., the general partner of the HBM BioCapital Funds, has sole voting and dispositive power with respect to such shares. The board of directors of HBM BioCapital Ltd. consists of John Arnold, Sophia Harris, Richard Coles, Dr. Andreas Wicki and John Urquhart, none of whom has individual voting or investment power with respect to the shares. The address for the HBM BioCapital Funds is c/o HBM BioCapital Ltd., Centennial Towers, 3rd Floor, 2454 West Bay Road, Grand Cayman, Cayman Islands.

(5)	Includes (i) 1,066,042 shares of common stock and 25,897 shares of common stock issuable upon exercise of warrants, all owned of record by A. M. Pappas Life Science Ventures III, L.P. and (ii) 66,257 shares of common stock and 1,610 shares of common stock issuable upon exercise of warrants, all owned of record by PV III CEO Fund, L.P. Arthur M. Pappas, in his role as chairman of the investment committee of AMP&A Management III, LLC, the general partner of A. M. Pappas Life Science Ventures III, L.P. and PV III CEO Fund, L.P., has voting and investment authority over these shares. Mr. Pappas disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising therein. The address for both A. M. Pappas Life Science Ventures III, L.P. and PV III CEO Fund, L.P. is 2520 Meridian Parkway, Suite 400, Durham, NC 27713.

(6)	Includes 716,617 shares of common stock and options to purchase an additional 426,714 shares of common stock that are exercisable within 60 days of April 30, 2010, all owned of record by Paul F. Truex.

(7)	Includes (i) 9,637 shares of common stock owned of recorded by Dina Gonzalez, Mr. Lowe’s spouse, (ii) options to purchase 99,102 shares of common stock that are exercisable within 60 days of April 30, 2010 and 17,523 shares of common stock owned of record by Mr. Lowe and (iii) 80,997 shares of common stock owned of record by BioVest III. Mr. Lowe has sole voting and sole investment power with respect to the shares owned of record by BioVest III. Mr. Lowe disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest therein. The address for BioVest III is 25801 Industrial Blvd., Suite B, Hayward, CA 94545.

(8)	Includes 105,140 shares of common stock, 19,714 shares of which are subject to the Company’s right of repurchase, and options to purchase an additional 50,954 shares of common stock that are exercisable within 60 days of April 30, 2010 owned of record by Dr. Pennington.

(9)	Includes 5,841 shares of common stock and options to purchase an additional 167,424 shares of common stock that are exercisable within 60 days of April 30, 2010 owned of record by Dr. Hislop.

(10)	Includes 78,405 shares of common stock, options to purchase an additional 21,296 shares of common stock that are exercisable within 60 days of April 30, 2010 and 17,523 shares of common stock, all owned of record by the Debra A. Odink Living Trust, for which Dr. Odink serves as trustee.

(11)	Includes options to purchase 72,524 shares of common stock that are exercisable within 60 days of April 30, 2010 owned of record by Mr. Lau.

(12)	Includes (i) 55,489 shares of common stock, 16,550 shares of which are subject to the Company’s right of repurchase, (ii) 33,960 shares of common stock and (iii) 12,980 shares of common stock, all owned of record by Dr. Henney.

(13)	Includes options to purchase 11,499 shares of common stock that are exercisable within 60 days of April 30, 2010 owned of record by Ms. Bianchi. VantagePoint has sole voting and investment power with respect to these shares, and Ms. Bianchi disclaims beneficial ownership thereof except to the extent of her pecuniary interest in the shares of common stock issuable upon exercise of the option.

(14)	Includes 20,443 shares of common stock owned of record by Dr. Healy, 8,944 shares of which are subject to the Company’s right of repurchase.

(15)	Includes options to purchase 6,693 shares of common stock that are exercisable within 60 days of April 30, 2010 owned of record by Dr. Leheny. Caxton Advantage Life Sciences Fund, L.P. may be deemed to hold voting power with respect to 3,347 of these shares.

(16)	Includes options to purchase 12,412 shares of common stock that are exercisable within 60 days of April 30, 2010 owned of record by the Donald J. Santel and Kelly L. McGinnis Revocable Living Trust.

(17)	Mr. Spiegelman joined our Board of Directors on February 2, 2010.

(18)	Includes 20,443 shares of common stock and options to purchase an additional 9,368 shares of common stock that are exercisable within 60 days of April 30, 2010 owned of record by Mr. Thompson.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with since the closing of our initial public offering on March 4, 2010.

The following Compensation Committee Report and Audit Committee Report are not considered proxy solicitation materials and are not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Compensation Committee Report and Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

COMPENSATION COMMITTEE

David E. Thompson, Chairman
A. Rachel Leheny, Ph.D.
Donald J. Santel

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.anthera.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2009 with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2009.

The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

AUDIT COMMITTEE

Daniel K. Spiegelman, Chairman
James I. Healy, M.D., Ph.D.
Donald J. Santel

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, annual report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our annual report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of

Broadridge Financial Solutions, Inc., at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our annual report and proxy materials, please submit your request to Investor Relations who will promptly deliver the requested copy.

Registered stockholders who have not consented to householding will continue to receive copies of annual reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Streetname Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this proxy statement is our Annual Report for the fiscal year ended December 31, 2009. Copies of our Annual Report for the fiscal year ended December 31, 2009 are available free of charge on our website at www.anthera.com or you can request a copy free of charge by calling Investor Relations at 510-856-5600 or sending an e-mail request to Investor Relations by accessing our website (www.anthera.com), selecting the “Investors” tab and then selecting “Investor Contact.” Please include your contact information with the request.

By Order of the Board of Directors

Anthera Pharmaceuticals, Inc.

Sincerely,
Bradley A. Bugdanowitz
Secretary

Hayward, California
June 7, 2010

ANTHERA PHARMACEUTICALS, INC.
ATTN: MAY LIU
25801 INDUSTRIAL BLVD.
SUITE B
HAYWARD, CA 94545
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS   PROXY   CARD   IS   VALID   ONLY   WHEN   SIGNED   AND   DATED.

	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends that you vote FOR the following:				number(s) of the nominee(s) on the line below.
1. Election of Directors	0	0	0
Nominees
01 Donald J. Santel 02 David E. Thompson
The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain
2.	To approve the Company’s Amended and Restated 2010 Stock Option and Incentive Plan, which amends the Company’s existing plan to increase the number of shares authorized for issuance thereunder by 200,000 shares;	0	0	0

3.	To approve the Company’s 2010 Employee Stock Purchase Plan; and	0	0	0

4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.	0	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

ANTHERA PHARMACEUTICALS, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Paul F. Truex and Christopher P. Lowe proxies, and hereby authorizes each of them to represent and vote as designated on the other side (each with the power to act without the other and with the power of substitution), all the shares of stock of Anthera Pharmaceuticals, Inc. (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on July 9, 2010 or any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted FOR the proposals described in the enclosed proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.
(Continued, and to be marked, dated and signed, on the other side)

Appendix A

Amended and Restated 2010 Stock Option and Incentive Plan

ANTHERA PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2010 STOCK OPTION AND INCENTIVE PLAN

Section 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Anthera Pharmaceuticals, Inc. Amended and Restated 2010 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants and prospective employees) of Anthera Pharmaceuticals, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: achievement of key clinical milestones, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, or (iii) the sale of all of the Stock of the Company to an unrelated person or entity.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

Section 2.  ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan.  The Plan shall be administered by the Administrator.

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Options.  Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification.  Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries may operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

Section 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 433,644 shares, subject to adjustment as provided in Section 3(b), (ii) the number of shares of Stock that remain available for grants under the Anthera Pharmaceuticals, Inc. 2005 Equity Incentive Plan (the “2005 Plan”) as of the Effective Date, (iii) the number of shares of Stock underlying any grants under the 2005 Plan that are forfeited, canceled or terminated (other than by exercise) from and after the Effective Date, and (iv) on January 1, 2011 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by four percent (4%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31. Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the lesser of (i) the number of shares reserved and available for issuance under the Plan pursuant to the first sentence of this Section 3(a) or (ii) 1,460,280 shares of Stock, subject in all cases to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 116,822 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions.  Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee. The Administrator shall also have the discretion to accelerate the vesting of all other Awards.

(d) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

Section 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

Section 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c) Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

Section 6.  STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights.  The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b) Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

Section 7.  RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

Section 8.  RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested.

(c) Rights as a Stockholder.  A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d) Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 9.  UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Section 10.  CASH-BASED AWARDS

Grant of Cash-Based Awards.  The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

Section 11.  PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.  The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 12.  PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards.  Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards.  With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards.  Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable.  The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 116,822 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $2 million in the case of a Performance-Based Award that is a Cash-Based Award.

Section 13.  DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Restricted Stock Units, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c) Termination.  Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 14.  TRANSFERABILITY OF AWARDS

(a) Transferability.  Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action.  Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member.  For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

Section 15.  TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 16.  SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

Section 17.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 18.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

Section 19.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 20.  GENERAL PROVISIONS

(a) No Distribution.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights.  Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act.  If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

Section 21.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and certificate of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

Section 22.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS:  May 20, 2010

DATE APPROVED BY STOCKHOLDERS:

Appendix B

2010 Employee Stock Purchase Plan

ANTHERA PHARMACEUTICALS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Anthera Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Anthera Pharmaceuticals, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). 100,000 shares of Common Stock have been approved and reserved for this purpose, plus on January 1, 2011 and each January 1 thereafter, the number of shares of Common Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) 1 percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or (ii) 250,000 shares of Common Stock. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. Administration.  The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings.  The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on September 1, 2010 and will end on the following December 31, 2010 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1st and July 1st and will end on the last business day occurring on or before the following June 30th and December 31st, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3. Eligibility.  All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4. Participation.

(a) Participants in Offerings.  An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b) Enrollment.  The enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(c) Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions.  Each eligible employee may authorize payroll deductions at a minimum of 1 percent up to a maximum of 10 percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes.  Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7. Withdrawal.  A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8. Grant of Options.  On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 5,000 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares.  Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10. Issuance of Certificates.  Certificates (or, in the case of uncertificated Common Stock, registration in book entry form) representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11. Definitions.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders. The current list of Designated Subsidiaries is attached hereto as Appendix A.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment.  If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13. Special Rules.  Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such

Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14. Optionees Not Stockholders.  Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15. Rights Not Transferable.  Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16. Application of Funds.  All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Stock.  In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18. Amendment of the Plan.  The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. Insufficient Shares.  If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. Termination of the Plan.  The Plan may be terminated at any time by the Board; provided that the Plan shall automatically terminate upon the tenth anniversary of the adoption of the Plan by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21. Governmental Regulations.  The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22. Governing Law.  This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23. Issuance of Shares.  Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24. Tax Withholding.  Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25. Notification Upon Sale of Shares.  Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

26. Effective Date and Approval of Shareholders.  The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

APPENDIX A

Designated Subsidiaries

NONE